UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-K/A

     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934.


                            DYNAMIC ASSOCIATES, INC.
             (Exact name of registrant as specified in its charter)

           NEVADA                      33-55254-03              87-0473323
(State or other jurisdiction of   (Commission File Number)    (IRS Employer
         incorporation)                                      Identification No.)

7373 North Scottsdale Road, Suite B-150
        Scottsdale, Arizona                    85253
(Address of principal executive offices)     (Zip Code)

Registrant's telephone number, including area code: (602) 483-8700

                                 AMENDMENT NO. 1

     The undersigned registrant hereby amends the following items, financial statements, exhibits or other portions of its CURRENT REPORT on Form 8-K dated August 27, 1996 as set forth in the pages attached hereto:

     Acquisition Agreement with Genesis Health Management Corporation including Attachments and Exhibits.

                                    Signature

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  Dynamic Associates, Inc.



Date:  November 14, 1996           /s/ Logan B. Anderson
                                  Logan B. Anderson, Secretary/Treasurer

                              ACQUISITION AGREEMENT

                                TABLE OF CONTENTS


1.     INTERPRETATION                                        PAGE 3

2.     AGREEMENT TO MERGE                                    PAGE 3

3.     PLAN OF MERGER                                        PAGE 4

4.     WARRANTIES OF GENESIS SHAREHOLDERS                    PAGE 5

5.     WARRANTIES OF DYNAMIC                                 PAGE 9

6.     COVENANTS OF DYNAMIC                                  PAGE 11

7.     COVENANTS OF GENESIS SHAREHOLDERS                     PAGE 11

8.     CLOSING                                               PAGE 12

9.     BROKERAGE                                             PAGE 15

10.    POST-CLOSING OPERATIONS OF NEWCO                      PAGE 15

12.    LIMITATIONS OF LIABILITY AND DEPOSIT                  PAGE 17

13.    MISCELLANEOUS                                         PAGE 17

14.    REGISTRATION OF DYNAMIC SHARES                        PAGE 19

15.    RESERVATION                                           PAGE 19

16.    CONSTRUCTION                                          PAGE 19

                              ACQUISITION AGREEMENT


THIS AGREEMENT, effective August 1, 1996, is made and entered into by and among:


     Vickie T. Lucky,  a resident  of the full age of  majority of the state of
                       Texas;
     J. T. Simmons,  a resident  of the full age of  majority of the state of
                     Texas;
     Claudine Blondeau,  a resident of the full age of majority of the state of
                         Louisiana;
     Mary A. Roberts,  a resident  of the full age of  majority of the state of
                       Louisiana; and
     William H. Means,  Jr., a resident of the full age of majority of the state of Louisiana;

        (hereinafter sometimes jointly called the "Genesis Shareholders")

                                       AND

     W. A. Lucky, III, ("Lucky") a resident of the full age of majority of the state of Texas;

     HarryMoll, ("Moll") a resident  of the full age of  majority of the Cayman
                         Islands; and

     Jan Wallace,("Wallace") a resident of the full age of majority of ____________, Canada.

               (hereinafter sometimes jointly called "Warrantors")


AND

          DYNAMIC ASSOCIATES, INC., a corporation organized pursuant to the laws of the State of Nevada and having a place of business at 7373 North Scottsdale Road, Suite B-150, Scottsdale, Arizona 85253

                    (hereinafter sometimes called "Dynamic")

                                       AND

          GENESIS HEALTH MANAGEMENT CORPORATION, a corporation organized pursuant to the laws of the state of Louisiana and having its principal place of business at 1613 Jimmie Davis Highway, Suite No. 1, Bossier City, Louisiana, 71112

                     (hereinafter sometimes called "Genesis)

WHEREAS:


A. Dynamic is a company organized and existing under the laws of the State of Nevada;

B. The Genesis Shareholders are the owners of all of the issued and outstanding shares of Genesis, a corporation organized and existing under the laws of the State of Louisiana; (said shares being hereinafter sometimes referred to as the "Genesis Shares");

C. Dynamic will be the owner of all of the issued and outstanding shares of Newco Corporation ("Newco"), a corporation to be organized and to exist under the laws of the State of Louisiana, under a name mutually agreeable to Genesis and Dynamic, as soon as possible following the execution of this agreement;

D. Dynamic wishes to acquire Genesis by way of a merger of Genesis and Newco in which the shareholders of Genesis will receive cash and common stock in Dynamic in exchange for the Genesis Shares;

E. The Genesis Shareholders have each agreed to accept cash and common stock in Dynamic as consideration for the acquisition of Genesis by Dynamic, via Newco, by way of a merger of Genesis and Newco;

F. Dynamic and Genesis, acting by their respective boards of directors, have determined that it is advisable and in the best interests of their shareholders that Genesis and Newco be merged on the terms and conditions hereinafter set forth;

G. The parties intend that the stock portion of this transaction qualify as a tax-free reorganization for the shareholders of Genesis under the tax laws of the United State of America, and specifically that it qualify as a statutory merger within the meaning of the Internal Revenue Code Section 368 (a)(1)(A) or a forward triangular merger within the meaning of Internal Revenue Code Sections 368 (a)(2)(D) and 368 (a)(1)(A);

H. Lucky is a principal of Genesis and is a party to this agreement for the limited purpose of delivering his consulting agreement and making certain representations and warranties with respect to Genesis in order to induce Dynamic to enter into this agreement;

I. Moll and Wallace are principals of Dynamic and are parties to this agreement for the limited purpose of making certain representations and warranties with respect to Dynamic in order to induce Genesis and the Genesis Shareholders to enter into this agreement; and

J. In order to record the terms and conditions of the agreement among them the parties wish to enter into this agreement.

NOW, THEREFORE, THIS AGREEMENT WITNESSES that in consideration of the foregoing, and the sum of Ten Dollars ($10.00) paid by Dynamic to Lucky and the sum of Ten Dollars ($10.00) paid by the Genesis Shareholders and Genesis to each of Moll and Wallace, and the mutual covenants and agreements contained herein, the parties hereto agree, each with the other, as follows:

1.       INTERPRETATION

1.1 Where used herein or in any amendments or Exhibits hereto, the following terms shall have the following meanings:

     (a) "Closing Date" means November 1, 1996, or, if the Closing is extended pursuant to the provisions of Section 8.1 hereof, December 2, 1996.

     (b) "Merger" means the statutory merger of Genesis and Newco on the terms and conditions of the Merger Agreement referenced in Section 2 of this Agreement;

     (c) "Merger Agreement" means the Agreement and Plan of Merger, in the form attached hereto, to be entered into between Genesis and Newco pursuant to the terms and conditions hereof;

     (d) "Dynamic Shares" means those fully paid and non-assessable common shares of Dynamic to be issued to the Genesis Shareholders by Dynamic pursuant to this Agreement;

     (e)  "Louisiana Act" means the Louisiana Business Corporation Law.

1.2 All dollar amounts referred to in this agreement are in United States funds, unless expressly stated otherwise.

1.3 This Agreement shall be interpreted to give effect to the intention of the parties that this transaction qualify as a tax-free reorganization pursuant to Internal Revenue Code Sections 368(a)(1)(A) and 368 (a)(2)(D), and regulations promulgated thereunder.

2.       AGREEMENT TO MERGE

2.1 Dynamic and Genesis hereby agree that Genesis will be merged into Newco, as the surviving corporation, on the terms and conditions set forth in this Agreement and the Merger Agreement to be executed by Genesis and Newco pursuant to Section 3 hereof.

2.2 The Genesis Shares owned by the Genesis Shareholders will be exchanged on the Closing Date for the following consideration to be delivered to those Shareholders by Newco:

     (a) A cash payment (by wire transfer) of Fifteen Million Dollars ($15,000,000) plus a sum equal to fifty percent (50%) of the taxable income, as of the Closing Date, reportable on IRS Schedule K-1 to the Genesis Shareholders as a result of the business operations of Genesis during the 1996 tax year, less any cash distributions to the Genesis Shareholders during the 1996 tax year; and

     (b) Three million (3,000,000) common shares of Dynamic (the "Dynamic Shares"), to be issued as fully paid and nonassessable shares of the capital stock of Dynamic.

     (c) Notwithstanding any of the above, it is understood and agreed that should the fair market value of the Dynamic Shares at the time of the transfer to the Genesis Shareholders not constitute more than forty percent (40%) of the total consideration (including both cash and stock) paid to the Genesis Shareholders; then the total Dynamic Shares transferred to those Shareholders at the Closing shall be increased by a number of shares sufficient to cause the fair market value of Dynamic Shares transferred at Closing to constitute forty percent (40%) or more of such total consideration. For the purposes of this
          Section 2.2 (c), the "fair market value" of the Dynamic Shares shall be defined as the average trading price for common shares of Dynamic, on the trading day immediately prior to the Closing Date, on all public markets on which such shares are being traded.

3.       PLAN OF MERGER

3.1 Immediately following the execution of this Agreement, Dynamic will take appropriate steps to form and organize Newco, under a name mutually agreeable to Dynamic and Genesis, as a Louisiana corporation.

3.2 The Merger will be effected by a statutory merger between Genesis and Newco to be completed on the following basis, with the intention that the transaction qualify as a tax-free reorganization pursuant to Internal Revenue Code Sections 368(a)(1)(A) and 368 (a)(2)(D):

     (a) As soon as possible following the formation of Newco, Newco and Genesis will submit this Agreement and the Merger Agreement to the respective shareholders of each corporation in the manner provided by applicable law and will use their best efforts to obtain the approval of those agreements by the shareholders by August 30, 1996;

     (b) Newco and Genesis will enter into the Merger Agreement on the Closing Date and a Certificate of Merger documenting the merger, prepared pursuant to the provisions of Section 112 F (1) of the Louisiana Act, will be filed on that same date with the Secretary of State of the state of Louisiana;

     (c) Upon execution of the Merger Agreement, Genesis will do all things required to complete the Merger on the terms and conditions of the Merger Agreement and Dynamic will cause Newco to do all things required to complete the Merger on the terms and conditions of the Merger Agreement;

     (d) The Effective Date of the Merger will be the date on which the above referenced Certificate of Merger is filed with the Secretary of State of the state of Louisiana;

     (e) Each of the Genesis Shareholders will vote his or her shares in favor of the Merger at any meeting of the shareholders of Genesis required in order to obtain the shareholders' approval of the Merger as required by the applicable laws of the State of Louisiana;

     (f) Dynamic, as the sole shareholder of Newco, will vote those shares in favor of the Merger at any meeting of the shareholders of Newco required in order to obtain the shareholders' approval of the Merger as required by the applicable laws of the State of Louisiana;

     (g) The Merger will be completed on the Closing Date by the surrender of the Genesis Shares by the Genesis Shareholders for the consideration set forth in Section 2.2 of this Agreement.

4.       WARRANTIES OF GENESIS SHAREHOLDERS:

4.1 The following warranties and representations shall only protect Dynamic against matters actually known to a Genesis Shareholder and/or Lucky and not disclosed to Dynamic, and any material breach of those warranties and representations. After November 1, 1997, Dynamic expressly waives any right or cause of action that it might have against any Genesis Shareholders or Lucky which is related to, or arises out of, any such material breach.

4.2 As a material inducement to Dynamic to execute this Agreement and to perform or cause the same to be performed, each of the Genesis Shareholders and Lucky represents and warrants to Dynamic that, to his current knowledge:

     (a) There are no investigations, actions, suits, charges, complaints, or other proceedings of any character pending, threatened, or otherwise asserted against or involving Genesis, at law or in equity, or before or by any federal, state, or other governmental division, agency, or instrumentality, domestic or foreign; and no circumstances are known to exist which would give rise to any action, suit or proceedings. Furthermore, Genesis is not in default with respect to any order or decree of any such governmental agency or instrumentality, and Genesis is not a party to any judgments, orders, or decrees which have a material adverse effect on its operations.

     (b) He does not have any information indicating that any hospital with which Genesis has a current management contract intends to request the termination of, or bring any action to terminate, such contract.

     (c) On the date of Closing Genesis will have good and marketable title to all of the property (except such items as have been sold or otherwise disposed of in the ordinary course of business), reflected or referred to in the balance sheet of Genesis as of June 30, 1996, a copy of which is attached hereto as Exhibit "B," subject to no mortgage, conditional sales agreement, financing statement, charges, liens, or encumbrances except as reflected on such balance sheet and with respect to which no default exists except as shown thereon. Genesis has not heretofore obligated itself to dispose of any such moveable property except in the ordinary course of business.

     (d) Genesis has no material debts, obligations, or liabilities (whether accrued, absolute, contingent, or otherwise) of any nature not disclosed on its balance sheet as of June 30, 1996 (Exhibit "B"), or as indicated in the other exhibits hereto, other than debts, obligations, and liabilities incurred in the normal course of business of Genesis since June 30, 1996, none of which are material either individually or collectively.

     (e) The business of Genesis has been and is being conducted in all material respects in accordance with all applicable laws, rules, and regulations of all authorities.

     (f) Genesis is a corporation duly organized, validly existing, and in good standing under the laws of the State of Louisiana. Genesis has no subsidiaries. The entire authorized capital stock of Genesis consists of the following:

          Ten Thousand shares of no par common stock of which Ten Thousand shares (in the percentages set forth on Exhibit "A") are presently validly issued and outstanding.

          All such outstanding shares have been issued validly and are fully paid and non-assessable. There are no stock options or stock purchase agreements outstanding. Genesis Shareholders have furnished to Dynamic for its examination (i) copies of the articles of incorporation and bylaws of Genesis, (ii) the minute books of Genesis containing all records required to be set forth of all proceedings, consents, actions and meetings of the shareholders and boards of directors of Genesis, and (iii) the stock transfer books of Genesis setting forth all transfers of any capital stock. Genesis Shareholders hereby expressly waive any rights which they, or any of them, may have to purchase any of the Genesis Shares, including any preemptive rights, or options or rights of first refusal, which may be provided in the Articles of Incorporation or Bylaws of Genesis, or in any Stockholder or other agreement.

     (g) Except as shown on Exhibit "C", Genesis is not a party to any written or oral collective bargaining agreement or other contract with any labor union, and Genesis has no employment contracts, pension or profit sharing or bonus plans for employees, or independent contractor agreements which cannot be terminated by

          Genesis on not more than sixty-one (61) days notice. Genesis has performed all obligations required to be performed by it to date and is not in default in any material respect under any of the contracts, agreements, leases, or other documents to which it is a party. Except as shown on Exhibit "D", all parties with whom Genesis has contractual arrangements are in compliance therewith in all material respects and not in default thereunder.

     (h) The execution, delivery, and performance of this Agreement by him does not violate any unwaived stock restrictions, charter provisions, laws, loans, contracts, or regulations of any nature whatsoever and no approval is required for such execution, delivery and performance.

     (i) Genesis is not obligated or indebted to him, except for any current salaries and monthly expenses.

     (j) Genesis has no leases, contracts, agreements, or commitments other than those shown on the balance sheet described above or listed on Exhibit "C".

     (k) No representation or warranty herein by a Genesis Shareholder contains or will contain any untrue statement of a material fact.

     (l) The books and records of Genesis fairly and correctly set out and disclose in all material respects, in accordance with generally accepted accounting principles, the financial position of Genesis as of the date thereof, and all material financial transactions of Genesis relating to its business have been accurately recorded in such books and records.

     (m) The audited financial statements of Genesis as of December 31, 1995 and the unaudited balance sheet of Genesis as of June 30, 1996 (the "Genesis Financial Statements") present fairly the assets, liabilities (whether accrued, absolute, contingent or otherwise) and the financial condition of Genesis as of the date thereof.

     (n) The accounts receivables shown in Genesis Financial Statements represent the total trade accounts receivable of Genesis as of the date of the Genesis Financial Statements and do not include any debts other than trade debts and are all debts which are owing and fully collectible by Genesis within 60 days of the date of Genesis Financial Statements, without set-off or counterclaim, except as has been allowed for as a doubtful account receivable or as otherwise indicated on Exhibit "D" hereto.

     (o) The business of Genesis has been carried on in the ordinary and normal course since the date of Genesis Financial Statements and will be carried on by Genesis in the ordinary and normal course after the date hereof and up to the date of Closing.

     (p) Since the date of the June 30, 1996, unaudited balance sheet, (Exhibit "B") Genesis has not:

          (i)  declared or paid any dividends or distribution of any kind;

          (ii) paid or agreed to pay any compensation, pension, bonus, share of profits, or other benefit to, or for the benefit or, any employee, director or officer of Genesis (other than normal, periodic salary increases) except in the normal course of business; or

          (iii)settled any accounts receivable of a material nature at less than face value.

     (q) Genesis has not guaranteed, or agreed to guarantee, any debt, liability or other obligation or any person.

     (r) Genesis and the Genesis Shareholders are not aware of any contingent tax liabilities or any grounds which will prompt reassessment of income tax payable.

     (s) All tax returns and reports of Genesis required by law to be filed prior to the date of this Agreement have been filed and are true, correct and complete. All taxes and other government charges have been paid or accrued in Genesis Financial Statements.

     (t) The shares in the names of the Genesis Shareholders are validly issued and outstanding as fully paid and non-assessable shares in the capital of Genesis and are free and clear of all liens, charges and encumbrances.

     (u) Genesis and the Genesis Shareholders have provided to Dynamic complete and true copies of all management contracts entered into for the conduct of Genesis's business (the "Management Contracts"); which Management Contracts are listed on Exhibit "F". Genesis is not in material default or breach of any of the Management Contracts and there exists no state of facts which, after notice or lapse of time or both, would constitute such a default or breach, and all such contracts are now in good standing and Genesis is entitled to all benefits thereunder. Each Management Contract is in full force and effect and in good standing and is enforceable in accordance with its terms. The Management Contracts are not subject to any other terms or conditions except as disclosed in writing to Dynamic.

 5.      WARRANTIES OF DYNAMIC:

5.1 The following warranties and representations shall only protect Genesis and the Genesis Shareholders against matters actually known to either Dynamic, Moll, or Wallace and not disclosed to Genesis and the Genesis Shareholders, and any material breach of those warranties and representations. After November 1, 1997, Genesis expressly waives any right or cause of action that it might have against Dynamic, Moll, or Wallace which is related to, or arises out of, any such material breach.

5.2 As a material inducement to the Genesis Shareholders to execute this Agreement and to perform or cause the same to be performed, Dynamic represents and warrants to the Genesis Shareholders, and Moll and Wallace represent and warrant to the best of their knowledge, information and belief, that:

     (a) Dynamic is a corporation duly organized, existing and in good standing under the laws of the State of Nevada and has corporate power to own and operate its properties and to carry on its business.

     (b) There is no provision in the Articles of Incorporation or By-laws of Dynamic, or in any indenture, contract, or agreement to which Dynamic is a party or by which Dynamic is bound, that: (i) prohibits the execution and delivery by Dynamic of this Agreement, or the Dynamic Shares, the Merger Agreement, or the other instruments to be executed by Dynamic pursuant hereto; (ii) or the performance by Dynamic of any of the terms or conditions of this Agreement, the Merger Agreement or such other instruments.

     (c) The execution, effectuation and delivery of this Agreement, the Merger Agreement, and the other instruments referenced above have been duly authorized by all necessary corporate action on the part of Dynamic.

     (d) All statements contained in the U.S. Securities and Exchange Commission Form 10K filed for Dynamic for the fiscal year ended on December 31, 1995; and in the SEC Forms 10-QSB filed for the quarterly periods ending March 31, 1996 and June 30, 1996; respectively, are true and correct.

     (e) Immediately prior to execution of the Merger Agreement: (i) Newco will be a corporation duly organized, validly existing, and in good standing under the laws of the State of Louisiana; (ii) Newco will have no subsidiaries; (iii) the entire authorized capital stock of Newco will consist of one million unissued shares of no par common stock; and (iv) there will be no stock options or stock purchase agreements outstanding with respect to the stock of Newco.

     (f) There are no investigations, actions, suits, charges, complaints, or other proceedings of any character pending, threatened, or otherwise asserted against or involving Dynamic, at law or in equity, or before or by any federal, state, or other governmental division, agency, or instrumentality, domestic or foreign; and no circumstances are known to exist which would give rise to any action, suit or proceedings. Furthermore, Dynamic is not in default with respect to any order or decree of any such governmental agency or instrumentality, and Dynamic is not a party to any judgments, orders, or decrees which have a material adverse effect on its operations.

     (g) Dynamic's wholy owned subsidiary, Microwave Medical Corporation, has entered into a licensing agreement with Microthermia Technology Inc. (of California) whereby Microwave Medical Corporation has the exclusive license, for a period of ten (10) years, to develop and manufacture medical technology patented by Microthermia Technology with respect to the treatment of Telangiectasia and Benign Prostate Hyperplasia.

5.3 Dynamic hereby represents, warrants, and agrees that the Genesis Shares are being acquired for Dynamic's own account for investment, with no view to the public distribution or resale thereof, and that Dynamic will not offer or sell any such securities in violation of the provisions of the Securities Act of 1933 or the Louisiana Blue Sky Law (Louisiana R.S. 51:701 et seq.), as now in effect or any legislation substituted therefore, and the rules and regulations thereunder.

5.4 Dynamic further represents and warrants, without which Genesis Shareholders would not sell:

     (a) That Dynamic has had full and unfettered access to all Genesis records and information, financial and otherwise, listed on Exhibit "E" hereto;

     (b) That Dynamic has examined the current Management Contracts of Genesis listed on Exhibit "F" hereto and is fully aware of all of the terms and conditions of the same;

     (c) That Dynamic is fully aware that any material changes in Medicare statutes, laws, rules and regulations relating to the psychiatric programs managed by Genesis may affect the future profitability of Genesis; and

     (d) That Dynamic is aware that Genesis is currently a Sub-Chapter "S" Corporation for the purpose of taxation under the U.S. Internal Revenue Code and that the transfer of the Stock to Dynamic pursuant to the terms of this Agreement will result in the loss by Genesis of such tax status.

5.5 Dynamic agrees to notify the Genesis Shareholders in the event of any proposed sale, transfer, or encumbrance of all or substantially all of the issued and outstanding stock of

     Dynamic or Newco and/or the sale or further conventional encumbrance of all or substantially all of the assets of Dynamic or Newco.


6.       COVENANTS OF DYNAMIC:

6.1 Dynamic covenants with the Genesis Shareholders and Genesis that at all times prior to and including the Closing Date each representation and warranty of Dynamic set forth herein shall be true and correct in all material respects and shall survive closing.

6.2  Dynamic covenants and agrees with the Genesis Shareholders that Dynamic:

     (a) will duly and punctually perform all things on its part to be done or performed under this Agreement and the Merger Agreement;

     (b) will at all reasonable times permit the Genesis Shareholders to inspect its books and records and to inspect its properties and operations;

     (c) will maintain its corporate existence in good standing and comply with all applicable laws and regulations of the United States, or of any state or states thereof, or of any political subdivision thereof, and of any governmental authority;

     (d) will not modify its Articles of Incorporation to increase its authorized capital stock;

     (e) will furnish Genesis Shareholders (concurrently with the filing and/or production of the same) with copies of all SEC filings and reports; all monthly or quarterly financial reports or statements generated by Dynamic in the ordinary course of business; and any other reports, financial or otherwise, delivered to any financial institution or other third party by Dynamic.

7.       COVENANTS OF GENESIS SHAREHOLDERS:

     The Genesis Shareholders severally covenant with Dynamic that at all times from the date of this Agreement, to and including the Closing Date, that each representation and warranty of the Genesis Shareholders set forth herein shall be true and correct in all material respects and shall survive Closing for the period specified in Section 4.1 hereof and that they will exert their good faith efforts to see that:

7.1 Until the Closing, Genesis will conduct its business in the ordinary course and will not dispose of or encumber in any manner, or permit to be disposed of or be additionally encumbered by any act on the part of Genesis, any of the assets presently owned by Genesis, except in the normal course of its business.

7.2 Genesis will keep all of its insurable property and assets insured in accordance with present practices and will maintain, preserve, and keep all equipment, machinery, and other personal property in present condition and state of repair, reasonable wear and damage by fire or other casualty excepted.

7.3 Genesis will not modify its Articles of Incorporation or change its authorized or issued capital stock.

7.4 After the execution of this Agreement, Genesis will not grant an option or commitment relating to the authorized or issued capital stock of Genesis, and no such capital stock will be issued. No dividend or other distribution or payment will be made with respect to the capital stock of Genesis.

7.5 Except for normal annual and periodic raises in the ordinary course of business, Genesis shall not increase the compensation payable to or to become payable by Genesis to any of its officers, consultants, employees, and no increase in any present bonus shall be made without prior approval of Dynamic.

7.6  Genesis shall make no further borrowings.

7.7 Genesis shall not enter into any long term lease or commitments without the approval of Dynamic. Vehicle leases for a period of three (3) years or less shall not be considered long term leases.

7.8 Genesis will use its best efforts to preserve its business organization intact and to keep the services of its present employees and consultants.

8.       CLOSING:

8.1 The payment and/or delivery of the consideration for the Merger (the "Closing"), shall take place at the offices of Genesis, in Bossier City, Louisiana, at 10:00 a.m., on November 1, 1996. The Closing date may be extended, at Dynamic's option, to December 2, 1996, upon the delivery, on or before October 25, 1996, of notice to that effect to Genesis
     Shareholders' Attorney, at the address shown in Section 13.2 hereof, together with the delivery to that Attorney of the cash sum of One Hundred Thousand ($100,000.00) dollars; which said sum shall be added to, and treated in all respects as, a portion of the Deposit provided for in
     Section 12 of this Agreement. In the event of such an extension of the Closing Date, the filing date for the Certificate of Merger, as stipulated in Section 3.2(b) hereof, shall also be extended to the extended Closing Date.

8.2 At the Closing, the Genesis Shareholders shall deliver to Dynamic a certificate of good standing of Genesis from the Louisiana Secretary of State.

8.3 At the Closing, Genesis Shareholders shall execute a current certificate acknowledging that their representations and warranties contained herein are true and correct as of the Closing.

8.4 At the Closing, the Genesis Shareholders and Genesis shall deliver the following items to Dynamic:

     (a) The agreements of each of the Genesis Shareholders and W.A. Lucky, III not to compete with Genesis or its business for a period of two (2) years following the Closing, on the terms and conditions set forth in Exhibit "G" hereto;

     (b) The employment agreements of William H. Means, Jr., Michael Asbury, and J. T. Simmons, respectively, on the terms and conditions set forth in Exhibits "H", "I" and "J" hereto;

     (c)  The written opinion of Genesis's attorney that :

          (i) Genesis has been duly incorporated, organized and is validly existing under the laws of the State of Louisiana, it has the corporate power to own or lease its properties and to carry on its business that is now being conducted by it and is in good standing with respect to filings with the appropriate governmental authorities;

          (ii) this Agreement has been duly and validly executed by Genesis;

          (iii)the issued and authorized capital of Genesis is as set out in this Agreement and all of the issued and outstanding shares have been validly issued as fully paid and non-assessable;

          (iv) all necessary approvals and all necessary steps and corporate proceedings have been obtained or taken to permit the effectuation of the Merger; and, without limiting the generality of the foregoing, that all corporate proceedings of Genesis, its shareholders and directors and all other matters which, in the reasonable opinion of counsel for Dynamic, are material in connection with the merger transaction contemplated by this Agreement, have been taken or are otherwise favorable to the completion of such transaction.

          (v) There is no provision in any indenture, contract, or agreement known to such counsel to which Genesis is a party or by which Genesis is bound that prohibits or restricts the execution and delivery by Genesis of, or the performance or observance by Genesis of, the terms and conditions of this Agreement or the Merger Agreement.

          (vi) There is no provision in any applicable Federal or State law or regulation, including, without limitation, any rule or regulation of the U.S. Securities and Exchange Commission and/or any applicable "Blue Sky" or other laws or regulations of the State of Louisiana, which prohibits or restricts the execution and delivery by Genesis of, or the performance or observance by Genesis of the terms and conditions of, this Agreement or the Merger Agreement.


     (d) A certificate of an officer of Genesis and a certificate of W. A. Lucky, III that their representations and warranties in the Agreement are true and correct as of the Closing.

     (e) Written consents of any hospital as required under the provisions of any Management Contract upon the change of voting control of Genesis and all required consents from all governmental and administrative authorities required under any permit or license held by Genesis for the conduct of its business.

     (f) Certified copies of the meeting of the directors of Genesis approving this Agreement.

     (g)  The resignations in writing of all directors of Genesis.

     (h)  The Merger Agreement and the Certificate of Merger, duly executed.

8.6 At the Closing, Dynamic shall deliver the cash and Dynamic Shares, as provided in Section 2.2 hereof, to the Genesis Shareholders.

8.7 At the Closing, Dynamic shall deliver to the Genesis Shareholders, a favorable opinion of Dynamic's attorney or attorneys, to the effect that:

     (a) Dynamic and Newco are corporations duly organized, existing and in good standing under the laws of the States of Nevada and Louisiana, respectively, and that each such corporation has the corporate power to own and operate its properties and to carry on its business;

     (b) This Agreement and the Merger Agreement have been duly authorized on the part of Dynamic and Newco by all necessary corporate and other action, have been duly executed and delivered by those corporations, and are the legal, valid, and binding obligations of said corporations, enforceable in accordance with their respective terms, except as limited by laws generally affecting the enforcement of creditors' rights, and

     (c) There is no provision in any indenture, contract, or agreement known to such counsel to which Dynamic or Newco is a party, or by which Dynamic or Newco is bound, that prohibits or restricts the execution and delivery by Dynamic or Newco of, or the performance or observance by Dynamic or Newco of the terms and conditions of, this Agreement or the Merger Agreement.

     (d) There is no provision in any applicable Federal or State law or regulation, including, without limitation, any rule or regulation of the U.S. Securities and Exchange Commission and/or any applicable "Blue Sky" or other laws or regulations of the States of Nevada or Louisiana, respectively, which prohibits or restricts the execution and delivery by Dynamic or Newco of, or the performance or observance by Dynamic or Newco of the terms and conditions of, this Agreement or the Merger Agreement.

8.8 At the Closing, Dynamic and Newco shall each execute a current certificate acknowledging that their representations and warranties contained herein are true and correct as of the Closing and that such survive Closing.

8.9 At the Closing, Dynamic shall deliver the Merger Agreement and the Certificate of Merger, duly executed by all necessary parties.

9.       BROKERAGE:

     The Genesis Shareholders and Dynamic each represent and warrant that they have had no dealings and negotiations with respect to this transaction with any other person, firm or corporation except for officers and employees of Dynamic and Genesis. Dynamic agrees to hold the Genesis Shareholders harmless for brokerage in this transaction by reason of Dynamic's breach of such warranty, and Genesis agrees to indemnify and hold Dynamic harmless from any claim, demand, or judgment made or rendered against Dynamic for brokerage in this transaction by reason of the breach of such warranty by the Genesis Shareholders.

10.      POST-CLOSING OPERATIONS OF NEWCO:

10.1 It is understood and agreed that Dynamic is acquiring the current business operations of Genesis as a going concern and that all parties hereto contemplate and agree that Newco, the Surviving Corporation, shall be maintained as a separate and independent entity after Closing and, further, that the existing management, employees and consultants of Genesis, and Genesis's current business practices and procedures (including those relating to reimbursement of auto and other business expenses) shall be retained by Newco to the extent reasonably possible. Accordingly, Dynamic agrees, for a period of not less than two (2) years after the Closing, to the following:

     (a) To cause Newco to appoint and/or retain the following individuals as officers of Newco (at no less than the annual salaries indicated) and, further, to continue to employ those other current officers, employees and/or consultants of Genesis which the President, in his sole discretion, elects to retain:

           William H. Means, Jr., President and CEO.....
                       $100,000.00 per year

         J. T. Simmons, Senior Vice President for Operations.....
                     $180,000.00 per year

         Michael Asbury, Financial Reimbursement Specialist.....
                        $70,000.00 per year

          To the extent possible, Dynamic agrees to maintain all existing employee and/or consultant benefits and policies, including those relating to the use of company owned vehicles.

     (b) To retain the services of W. A. Lucky, III, as an independent marketing consultant, on the terms and conditions set forth on Exhibit "K" hereto.

     (c) To maintain the headquarters of the corporation at 1613 Jimmie Davis Highway, Suite No. 1, Bossier City, Louisiana, or at such other location as may be acceptable to William H. Means, Jr. and W. A. Lucky, III.

11.      CONDITIONS PRECEDENT TO CLOSING:

11.1 Each party's obligation to close the transaction contemplated herein is conditional upon the following:

     (a) that all representations and warranties herein made by the other party are true and correct as of the date of the Closing;

     (b) that all obligations of the other party have been completed and/or fulfilled as of the date of the Closing; and

     (c) all required consents from all hospitals and all governmental and administrative authorities shall have been obtained such that the change in ownership of Genesis shall not result in the cancellation, termination, or reduction of any right under any management contract, license or permit held by Genesis for the conduct of its business.

12.      LIMITATIONS OF LIABILITY AND DEPOSIT

12.1 Upon execution of this Agreement, Dynamic shall deposit with the attorney for Genesis, A. L. Blondeau, in trust, the sum of five hundred thousand ($500,000.00) dollars as a deposit against the cash portion of the purchase price (the "Deposit").

12.2 The Deposit (with interest, if any) will be paid, on the Closing Date:

     (a) to the Genesis Shareholders, if the Genesis Shareholders are ready, willing and able to complete the Merger in accordance with this Agreement, as follows:

          (i) If the Merger is completed, to the credit of Dynamic for the cash portion of the consideration for the Merger; or

          (ii) If the Merger is not completed, to the Genesis Shareholders as full and final payment of any and all liquidated damages or claims the Genesis Shareholders may have against Dynamic; or

     (b) to Dynamic (without prejudice to any other remedies of Dynamic except that any damage claims of Dynamic arising as a result of this agreement shall be limited to the total sum of $500,000.00), if:

          (i) The representations and warranties of the Genesis Shareholders as set forth in this Agreement are not substantially true and correct as of the Closing; or

          (ii) The Genesis Shareholders are not ready, willing and able to complete the Merger in accordance with this Agreement.


13.      MISCELLANEOUS:

13.1 This Agreement shall be binding on the heirs, representatives, successors, and assigns of the parties and the terms, covenants, warranties and representations hereof shall survive the Closing for the period set forth in Sections 4.1 and 5.1 hereof. This Agreement constitutes the entire agreement of the parties and any amendment or modification of the same must be in writing and signed all parties and intervenors hereto.

13.2 Any notice or other communication provided for herein or given hereunder to a party or intervenor hereto shall be in writing and shall be delivered in person to such party or intervenor or, in the case of a corporation, to the President or a Vice President thereof, or mailed by registered or certified mail, postage prepaid, addressed as follows:

If to the Genesis Shareholders:                 With a copy to:

W. A. Lucky, III                                A. L. Blondeau, Attorney at Law
1613 Jimmie Davis Highway, Suite No. 1          10124 Jefferson Highway
Bossier City, La 71112                          Baton Rouge, La 70809


If to Dynamic:                                  With a copy to:

Dynamic Associates, Inc.                        Stephen F. X. O'Neill
Attn: Jan Wallace                               O'Neill & Company
Scottsdale Centre                               12th Floor
7373 North Scottsdale Road                      1190 Hornby Street
Suite B-150                                     Vancouver, B.C.
Scottsdale, Arizona 85253                       V6Z 2L3

     or to such other address with respect to a party as such party shall notify the others in writing as above provided.

13.3 The parties hereto agree that an announcement of this Agreement, through joint press releases and/or other appropriate and customary means, will be made to the public after the execution of this agreement. Any such announcement will be made jointly by Dynamic and Genesis and the language and contents of the same shall be subject to the prior approval of both of those parties.

13.4 This Agreement is being delivered and is intended to be performed in the State of Louisiana and shall be construed and enforced in accordance with the laws of such state. The Merger Agreement and any other documents related to this agreement shall also be construed and enforced in accordance with the laws of the state of Louisiana.

13.5 This Agreement may be executed simultaneously in two (2) or more counterparts, each of which shall be deemed an original and all of which, together, shall constitute one and the same instrument. It shall not be necessary that any single counterpart hereof be executed by all parties hereto as long as at least one counterpart is executed by each party.

13.6 This Agreement supercedes, in their entirety, any and all previous agreements of the parties with respect to the acquisition of Genesis by Dynamic (with the exception of those relating to the confidentiality of any information furnished to Dynamic concerning the affairs of Genesis) including, without limitation, the previous version of this agreement executed by all parties on August 13, 1996.

14.      REGISTRATION OF DYNAMIC SHARES:

     After the expiration of a period of one (1) year after the Closing Date, the Genesis Shareholders, or any of them, shall have the right to request, and Dynamic hereby agrees to register, all or any portion of the Dynamic Shares received by such shareholders pursuant to the Merger for sale to the public pursuant to the provisions of the applicable rules and regulations of the U.S. Securities and Exchange Commission. Upon receipt of such a request, Dynamic will promptly undertake the registration of such shares. The Genesis Shareholders understand that the registration of the subject shares may be subject to certain terms and conditions imposed on Dynamic by its underwriters and agree to abide by any reasonable terms and conditions so imposed. Said Shareholders further agree that, following the completion of such registration, they will not sell more than ten percent (10%) of the Dynamic Shares in any one month period.

15.      RESERVATION:

     The parties reserve the right to demand specific performance of the terms of this Agreement.

16.      CONSTRUCTION:

     Each of the parties hereto has agreed to the use of the particular language of the provisions of this Agreement and the attachments and exhibits. Accordingly, it is agreed and understood that any questions of doubtful interpretation with respect to any such provisions shall not be resolved solely by any rule of interpretation against the draftsman, but rather in accordance with the fair meaning of those provisions.

     IN WITNESS WHEREOF, the Genesis Shareholders and Dynamic and Warrantors have caused these presents to be executed, on the dates indicated below, effective August 1, 1996, in the presence of the undersigned witnesses.


WITNESSES:                    DYNAMIC ASSOCIATES, INC.

Craig Hurst


Harry Moll                    By:      Jan Wallace
                              Jan Wallace, President
                              August 27, 1996


WITNESSES:                    GENESIS SHAREHOLDERS:

Brenda K. Anderson            Vickie T. Lucky
                              Vickie T. Lucky, Genesis Shareholder
                              August 22, 1996

Pamela M. Crain               J.T. Simmons
                              J. T. Simmons, Genesis Shareholder
                              August 23, 1996

                              Claudine D. Blondeau
                              Claudine D. Blondeau, Genesis Shareholder
                              August 26, 1996

                              William H. Means, Jr.
                              William H. Means, Jr., Genesis Shareholder
                              August 22, 1996

                              Mary A. Roberts
                              Mary A. Roberts, Genesis Shareholder
                              August 22, 1996

WITNESSES:                            GENESIS HEALTH MANAGEMENT
                                      CORPORATION

Pamela M. Crain                       By:      Vickie T. Lucky
                                      Vickie T. Lucky, President
                                      August 22, 1996



WITNESSES:                            WARRANTORS:


Jan Wallace                           By:      Harry Moll
                                      Harry Moll, Individually
                                      August 27, 1996

Harry Moll                            By:      Jan Wallace
                                      Jan Wallace, Individually
                                      August 27, 1996




WITNESSES:

Pamela M. Crain                       W.A. Lucky, III
                                      W. A. Lucky, III, Individually
                                      August 22, 1996

Brenda K. Anderson

                              ACQUISITION AGREEMENT

                       SUMMARY OF ATTACHMENTS AND EXHIBITS



ATTACHMENT:                AGREEMENT AND PLAN OF MERGER

EXHIBIT "A":               GENESIS STOCK ISSUED AS OF AUGUST 1, 1996

EXHIBIT "B":               BALANCE SHEET OF GENESIS AS OF JUNE 30, 1996

EXHIBIT "C":               AGREEMENTS AS OF AUGUST 1, 1996

EXHIBIT "D":               DELINQUENT ACCOUNTS RECEIVABLE AS OF AUGUST 1, 1996

EXHIBIT "E":               LIST OF RECORDS AND INFORMATION

EXHIBIT "F":               MANAGEMENT CONTRACTS OF GENESIS

EXHIBIT "G":               NON-COMPETITION AGREEMENT FOR SHAREHOLDERS

EXHIBIT "H":               EMPLOYMENT AGREEMENT OF WILLIAM H. MEANS, JR.

EXHIBIT "I":               EMPLOYMENT AGREEMENT OF MICHAEL ASBURY

EXHIBIT "J":               EMPLOYMENT AGREEMENT OF J. T. SIMMONS

EXHIBIT "K":               CONSULTING CONTRACT OF W. A. LUCKY, III

                       ATTACHMENT TO ACQUISITION AGREEMENT
                            EFFECTIVE AUGUST 1, 1996
                          AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER is made and entered into, on this day of , by and between:

     GENESIS HEALTH MANAGEMENT CORPORATION, a corporation organized pursuant to the laws of the state of Louisiana and having its principal place of business at 1613 Jimmie Davis Highway, Bossier City, Louisiana, represented herein by all of its Directors;

                                       AND

     (NEWCO), a corporation organized pursuant to the laws of the state of Louisiana and having its principal place of business at 1613 Jimmie Davis Highway, Bossier City, Louisiana, represented herein by all of its Directors;

WHEREAS:

A. Genesis is a corporation duly organized and existing under the laws of the State of Louisiana, with its principal office located at 1613 Jimmie Davis Highway, Bossier City, Louisiana;

B. Newco is a corporation duly organized and existing under the laws of the State of Louisiana, with its principal office located at 1613 Jimmie Davis Highway, Bossier City, Louisiana;

C. Dynamic Associates Inc. ("Dynamic") is the owner of all of the issued and outstanding shares of Newco;

D. Genesis and Newco, acting by their respective boards of directors, have determined that it is advisable and in the best interests of their shareholders that Genesis and Newco be merged on the terms and conditions set forth herein;

E. The boards of directors of each of Genesis and Newco have, in each case by the unanimous affirmative vote of the full board of directors, authorized and approved this Agreement, and the Merger provided for herein, and the said Merger is authorized under the laws of the State of Louisiana;

F. It is the intent of Genesis and Newco that this merger qualify as a tax-free reorganization for the Genesis Shareholders under the tax laws of the United States of America and, specifically, that it qualify as a statutory merger within the meaning of the Internal Revenue Code Section 368 (a)(1)(A) and/or a forward triangular merger within the meaning of Internal Revenue Code Sections 368(a)(2)(D) and 368(a)(1)(A); and

G. The parties wish to record and document the terms and conditions of their agreement;

NOW, THEREFORE, THIS AGREEMENT WITNESSES that in consideration of the mutual covenants herein, and subject to the terms and conditions hereinafter set forth, the parties hereto agree as follows:

1.       INTERPRETATION

1.1 Where used herein or in any amendments or schedules or exhibits hereto, the following terms shall have the following meanings:

     (a) "Acquisition Agreement" means the acquisition agreement previously executed by the Genesis Shareholders, Genesis, and Dynamic, effective August 1, 1996;

     (b) "Business" means the business in which Genesis is engaged; namely, the management of hospital based inpatient and partial (outpatient) geropsychiatric units.

     (c)  "Closing Date" means the Effective Date;

     (d)  "Constituent Corporations" means Newco and Genesis;

     (e) "Effective Date" means the effective date of the Merger, as set forth in Section 3.3 hereof;

     (f) "Genesis Shares" means all of the issued and outstanding shares of Genesis;

     (g) "Genesis Shareholders" means all of the shareholders of Genesis as of the Closing Date;

     (h)  "Merger"  means the merger of Newco and Genesis,  as  contemplated  by
          Section 2.1 of this Agreement;

     (i) "Surviving Corporation" means Newco as of and subsequent to the Effective Date of the Merger;

     (j) "Dynamic" means Dynamic Associates Inc., a corporation duly organized under the laws of the State of Nevada;

     (k) "Dynamic Shares" means those fully paid and non-assessable common shares of Dynamic to be delivered to the Genesis Shareholders by Newco at the closing pursuant to this Agreement; and

     (l)  "Louisiana Act" means the Louisiana Business Corporation Law.

1.2 All dollar amounts referred to in this agreement are in United States funds, unless expressly stated otherwise.

1.3 This Agreement shall be interpreted and construed to give effect to the intention of the parties that this transaction qualify as a tax-free reorganization and merger pursuant to Internal Revenue Code Sections 368(a)(1)(A) and 368 (a)(2)(D), and the regulations promulgated thereunder.

2.       PLAN OF MERGER

2.1 On the Effective Date, Genesis will be merged into Newco in the manner and with the effect provided by the laws of the State of Louisiana.

2.2 Upon completion of the Merger, the separate existence of Genesis will cease; Genesis and Newco will become a single corporation which shall survive such Merger; and Newco (as the Surviving Corporation) will continue to exist by virtue of, and pursuant to, the laws of the State of Louisiana.

3.       SHAREHOLDER APPROVAL AND FILING AND RECORDATION

3.1 This Agreement is effective only if approved by the shareholders of both Genesis and Newco. If the shareholders for each corporation approve this Agreement by the vote required by Section 112C of the Louisiana Act, the fact of such approval shall be certified hereon (and on a Certificate of Merger documenting the merger, prepared in accordance with the provisions of Section 112 F (1) of the Louisiana Act) by the secretary or assistant secretary of each corporation, and this Agreement and Certificate of Merger so approved and certified shall be signed and acknowledged by the president or vice president of each corporation.

3.2 The said Certificate of Merger, when and if so approved, certified, signed, and acknowledged, shall be delivered to the Secretary of State of Louisiana for filing and recording, and a certified copy of the Certificate of Merger thereafter issued by the Secretary of State shall be filed for record in the Office of the Recorder of Mortgages in each Parish in this State in which either corporation has its registered office, and shall also be recorded in the Conveyance Records of each Parish in this State in which either corporation has immovable property, title to which will be transferred as a result of the Merger.

3.3 As provided in Section 114 of the Louisiana Act, the Merger shall be effective as of the date (the "Effective Date") when this Agreement is filed with the Secretary of State, as aforesaid.

4.       EFFECT OF MERGER

4.1  On the Effective Date, the Surviving Corporation shall

     (a) possess all the powers, rights, privileges, goodwill, immunities and franchises, of a public as well as of a private nature, of each of the Constituent Corporations;

     (b) possess all property and assets, or whatsoever kind or description, including, without limitation, any and all contractual rights, and all debts due on whatever account, and every other interest due or belonging to each of the Constituent Corporations; all of which assets shall be taken and deemed to be transferred to and vest in the Surviving Corporation without further act;

     (c) be responsible and liable for all debts, liabilities and obligations of each of the Constituent Corporations, and all rights of creditors and all liens upon the property of the Constituent Corporations shall not be impaired by the Merger, and all debts, obligations, liabilities and duties of the Constituent Corporations shall attach to the Surviving Corporation and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it.

4.2 Any existing claim or action or proceeding pending by or against either of the Constituent Corporations may be prosecuted to judgment as if the Merger had not taken place, or the Surviving Corporation may be proceeded against or substituted in its place.

4.3 The separate corporate existence of Genesis, except insofar as the same shall continue by requirement of statute, shall terminate, and Genesis shall cease to be a corporation organized and existing under the laws of the State of Louisiana, and the Surviving Corporation shall be a corporation organized and existing under the laws of the State of Louisiana.

5.       CONVERSION OF SHARES

5.1 Upon the Effective Date, the shares of capital stock and other securities of the Surviving Corporation then issued and outstanding shall remain unchanged by reason of the Merger and shall continue to be issued shares of the Surviving Corporation.

5.2  Upon the Closing Date, the Genesis  Shareholders will surrender the Genesis
     Shares  to  Newco  for   cancellation   in  exchange   for  the   following
     consideration to be delivered by Newco to the Genesis Shareholders:

     (a) A cash payment (by certified funds, bank draft or wire transfer) of Fifteen Million Dollars ($15,000,000) plus a sum equal to fifty percent (50%) of the taxable income, as of the Closing Date, reportable on IRS Schedule K-1 to the Genesis Shareholders as a result of the business operations of Genesis during the 1996 tax year, less any cash distributions to the Genesis Shareholders during the 1996 tax year; and

     (b) Three million (3,000,000) common shares of Dynamic (the "Dynamic Shares"), to be issued as fully paid and nonassessable shares of the capital stock of Dynamic.

     (c) Notwithstanding any of the above, it is understood and agreed that should the fair market value of the Dynamic Shares at the time of the transfer to the Genesis Shareholders not constitute more than forty percent (40%) of the total consideration (including both cash and stock) paid to the Genesis Shareholders; then the total Dynamic Shares transferred to those Shareholders at the Closing shall be increased by a number of shares sufficient to cause the fair market value of Dynamic Shares transferred at Closing to constitute forty percent (40%) or more of such total consideration. For the purposes of this Section 2.2 (c), the "fair market value" of the Dynamic Shares shall be defined as the average trading price for common shares of Dynamic, on the trading day immediately prior to the Closing Date, on all public markets on which such shares are being traded.

6.       SURVIVING CORPORATION

6.1 The name of the Surviving Corporation shall be changed to "Genesis Health Management Corporation", by amendment of the articles of incorporation, immediately after completion of the Merger.

6.2 The Surviving Corporation shall have its principal place of business at 1613 Jimmie Davis Highway, Bossier City, Louisiana.

6.3 The purposes of the Surviving Corporation shall be, without limitation, to continue and carry on the Business, and to do all things permitted by and in accordance with the by-laws of the Surviving Corporation.

6.4 The authorized capital stock of the Surviving Corporation shall be one million (1,000,000) shares of common stock without par value. The rights and restrictions of the common stock shall be as set forth in the by-laws of the Surviving Corporation.

6.5 The articles of incorporation of the Surviving Corporation shall continue in full force as the articles of the Surviving Corporation until further amended, altered, or repealed, or as provided by law.

6.6 The by-laws of the Surviving Corporation shall continue to be its bylaws following the effective date of the Merger.

6.7 The directors and officers of the Surviving Corporation on the Effective Date shall continue as the directors and officers of the Surviving
     Corporation for the full unexpired term of their offices, or until their successors be chosen or appointed according to law or the By-laws of the Surviving Corporation; provided that William H. Means, Jr. and J.T. Simmons, as provided in the Acquisition Agreement, shall be the President and Senior Vice-President for Operations, respectively, of the Surviving Corporation.

7.       GENERAL PROVISIONS

7.1  Time. Time shall be of the essence of this Agreement.

7.2  Additional  Instruments.  The parties  hereto shall  deliver or cause to be
     ----------  ------------
     delivered on the Effective Date, and at such other times and places as shall be reasonably agreed on, such additional instruments as any party may reasonably request for the purpose of carrying out this Agreement. The Surviving Corporation and Genesis will cooperate and use their best efforts to have the present Officers, Directors, and employees of the Surviving Corporation and of Genesis cooperate on and after the Effective Date in furnishing information and documents reasonably required by either with respect to matters pertaining to all periods prior to the Effective Date.

7.3 Assignment. This Agreement and the rights of the Constituent Corporations hereunder may not be assigned (except by operation of law) and shall be binding upon and shall inure to the benefit of the parties hereto and their successors.

7.4 Entire Agreement. This Agreement (including the schedules and Exhibits hereto) and the documents delivered pursuant hereto constitute the entire agreement and understanding between the parties and supersedes any prior agreement and understanding relating to the subject matter of this Agreement. This Agreement may be modified or amended only by a duly authorized written instrument executed by the parties hereto.

7.5 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument. It shall not be necessary that any single counterpart hereof be executed by all parties hereto as long as at least one counterpart is executed by each party.

7.6 Notices. Any notice or communication required or permitted hereunder shall be sufficiently given if sent by registered or certified mail, return receipt requested, to the following addresses:

         (a) NEWCO:






         (b) GENESIS:

         1613 Jimmie Davis Highway
         Bossier City, Louisiana 71112

7.7 This agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Louisiana, and each of the parties hereto irrevocably attorn to the jurisdiction of the Courts of the State of Louisiana.

                       ATTACHMENT TO ACQUISITION AGREEMENT
                            EFFECTIVE AUGUST 1, 1996


IN WITNESS WHEREOF the parties hereto have executed this agreement as of the day and year first above written.

NEWCO:                                   GENESIS HEALTH
                                         MANAGEMENT CORPORATION:

----------------------                   ----------------------------
             ,Director                   William A. Lucky, Director

----------------------                   ----------------------------
             ,Director                   Vickie T. Lucky, Director

 ---------------------                   ----------------------------
            , Director                   J. T. Simmons, Director

         CERTIFICATE The undersigned, Secretary of Newco (the "Surviving Corporation"), hereby certifies that the above Agreement and Plan of Merger was adopted by a majority of the Board of Directors of the Surviving Corporation on August , 1996.

   _____________
                         , Secretary

         CERTIFICATE The undersigned, Secretary of Newco, the "Surviving Corporation") hereby certifies that the above Agreement and Plan of Merger was adopted by vote of at least two-thirds of the voting present at the special meeting of the shareholders of the corporation called for such purpose on August , 1996.


                           , Secretary



                  CERTIFICATE The undersigned, Secretary of Genesis Health Management Corporation, hereby certifies that the above Agreement and Plan of Merger was adopted by a majority of the Board of Directors of said Corporation on August , 1996.


Mary A. Roberts, Secretary

         CERTIFICATE The undersigned, Secretary of Genesis Health Management Corporation, hereby certifies that the above Agreement and Plan of Merger was adopted by vote of at least two-thirds of the voting present at the special meeting called for such purpose on August , 1996.



Mary A. Roberts, Secretary

         ACKNOWLEDGMENT

         STATE OF LOUISIANA

         PARISH OF __________

On this ________ day of August 1996, personally came , who being duly sworn did depose and say that (he) (she) is the President of
                                      , the
Corporation described in and which executed the foregoing instrument as its free act and deed, and (he)(she) signs (his)(her) name hereto by order to the Board of Directors of said Corporation


                                    , President


NOTARY PUBLIC


    ACKNOWLEDGMENT

    STATE OF LOUISIANA

    PARISH OF BOSSIER

On this day of August, 1996, before me, personally came Vickie T. Lucky, President of Genesis Health Management Corporation, the Corporation described in and which executed the foregoing instrument as its free act and deed, and she signs her name hereto by order of the Board of Directors of said Corporation.




Vickie T. Lucky, President


                  NOTARY PUBLIC

                                    EXHIBIT A
                                       TO
                              ACQUISITION AGREEMENT
                            EFFECTIVE AUGUST 1, 1996

                                  STOCK ISSUED
                              AS OF AUGUST 1, 1996


Name                                Shares           Percentage

Vickie T. Lucky                      7900                79%
J. T. Simmons                        1500                15%
Claudine Blondeau                     400                 4%
Mary Roberts                          100                 1%
William H. Means, Jr.                 100                 1%

                                    EXHIBIT B
                                       TO
                              ACQUISITION AGREEMENT
                                EFFECTIVE 8/1/96

                           JUNE 30, 1996 BALANCE SHEET

                                  DeMoss & Cox
                  A Corporation of Certified Public Accountants
                                3776 Youree Drive
                              Shreveport, LA 71105
                              Phone: (318) 869-2727
                               Fax: (318) 869-4645



GENESIS HEALTH MANAGEMENT CORPORATION

We have compiled the accompanying balance sheet of GENESIS HEALTH MANAGEMENT CORPORATION as of June 30, 1996, and the related statement of income for the period then ended in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants.

A compilation is limited to presenting in the form of financial statements information that is the representation of management. We have not audited or reviewed the accompanying financial statements and, accordingly, do not express an opinion or any other form of assurance on them. However, we did become aware of a departure from generally accepted accounting principles that is described in the following paragraph.

A statement of cash flows for the period ended June 30, 1996, has not been presented. Generally accepted accounting principles require that such a statement be presented when financial statements purport to present financial position and results of operations.

Management has elected to omit substantially all of the disclosures required by generally accepted accounting principles. If the omitted disclosures were included in the financial statements, they might influence the user's conclusions about the company's financial position or results or operations. Accordingly, these financial statements are not designed for those who are not informed about such matters.

July 16, 1996





                    DeMoss & Cox, A Corporation of Certified Public Accountants

                         Genesis Health Management Corp.
                                  Balance Sheet
                               As of June 30, 1996


                                                                                         June 30, 1996
ASSETS
     Current Assets
         Checking/Savings
              102-Cash in Bank                                                                  259,177.31
              103-Cash in Bank - Payroll                                                          2,658.51
                                                                                    ----------------------
         Total Checking/Savings                                                                 261,835.82

         Accounts Receivable
              1200-Accounts Receivable                                                        1,091,255.00
              1250-Allowance for Doubtful Account                                               -47,425.00
              ----                                                                  ----------------------
         Total Accounts Receivable                                                            1,043,830.00

         Other Current Assets
              105-Accounts Receivable - Gulf States                                               1,749.19
              107-Accounts Receivable - Sr. Nursing                                               1,117.14
              108-A.R. - Due W.A. Lucky III                                                      11,886.52
              109-Officers' Advance                                                              40,000.00
              110-Employees Advances                                                              6,297.60
              111-A/R - Morehouse                                                                11,886.52
              133-Prepaid Insurance                                                               9,489.55
              134-Prepaid Maintenance Agreement                                                     426.60
                                                                                    ----------------------
         Total Other Current Assets                                                              82,853.12
                                                                                    ----------------------
     Total Current Assets                                                                     1,388,518.94

     Fixed Assets
         142-Leasehold Improvements                                                              16,492.66
         146-Fixtures and Equipment                                                              58,257.30
         148-Transportation Equipment                                                           203,277.17
         149-Accumulated Depreciation                                                           -44,212.43
         ---                                                                         ---------------------
     Total Fixed Assets                                                                         233,814.70

     Other Assets
         183-Deposits                                                                               200.00
         ---                                                                         ---------------------
     Total Other Assets                                                                             200.00
                                                                                     ---------------------
TOTAL ASSETS                                                                                  1,622,533.64
                                                                                     =====================
LIABILITIES & EQUITY
     Liabilities
         Current Liabilities
              Accounts Payable
                  2000-Account Payable                                                          130,199.19
                  ----                                                               ---------------------
              Total Accounts Payable                                                            130,199.19


                             See Accountants' Report

                         Genesis Health Management Corp.
                                  Balance Sheet
                               As of June 30, 1996

                                                                                         June 30, 1996
              Other Current Liabilities
                  204-Accounts Payable - Gulf States                                                 30.00
                  206-Accounts Payable - Shareholders                                            11,886.52
                  210-Note Payable - Regions                                                    225,045.00
                  232-Federal Payroll Taxes                                                       2,279.90
                  233-State Payroll Taxes                                                         9,987.08
                  235-Accrued Unemployment Tax                                                    5,006.05
                  240-Accrued Payroll                                                            88,099.68
                  241-Accrued Payroll Taxes                                                      39,958.08
                  246-Deferred Income Tax                                                         3,724.00
                                                                                    ----------------------
              Total Other Current Liabilities                                                   386,016.31
                                                                                    ----------------------

         Total Current Liabilities                                                              516,215.50


         Long Term Liabilities
              270-Note Payable - vehicles
                  270-01-N/P - Blazer 1 (1,280.41)                                               19,172.38
                  270-02-N/P - Blazer 2 (1225.11)                                                18,344.81
                  270-03-N/P - Blazer 3 (1,190.33)                                               17,823.84
                  270-04-N/P - Diamante                                                          16,591.43
                  270-05-N/P - Chrysler                                                          16,121.61
                  270-10-N/P - Mazda 829                                                         24,240.14
                  270-13-N/P - Tahoe (1020.82)                                                   24,797.34
                                                                                    ----------------------
              Total 270-Note Payable - vehicles                                                 137,091.55
                                                                                    ----------------------

         Total Long Term Liabilities                                                            137,091.55
                                                                                    ----------------------
         Total Liabilities                                                                      653,307.05

         Equity
              281-Issued Capital Stock                                                            1,000.00
              283-Retained Earnings                                                             111,196.11
              Net Income                                                                      1,389,030.48
              286-Distributions                                                                -532,000.00
              ---                                                                    ---------------------
         Total Equity                                                                           969,226.59
                                                                                     ---------------------

TOTAL LIABILITIES & EQUITY                                                                    1,622,533.64
                                                                                      ====================


                            See Accountants' Report

                                    EXHIBIT C
                                       TO
                        ACQUISITION AGREEMENT Page 1 of 4
                            EFFECTIVE AUGUST 1, 1996

                                   AGREEMENTS
                              AS OF AUGUST 1, 1996

Peter Anderson                 S.  W. Consult/Sharkey-Issaquena             $50.00@hr.                  07/19/96
Cindy Brasher                  Social Work Consult/Lackey                   300.00@mth.                 08/01/95
Mary Cathey                    Social Work Consult/Holly Springs            50.00@hr.                   08/18/95
S. R. Chalasani,M.D.           Medical Director/River West                  4,000.00@mth.               09/05/95
M.S.Costilow,M.D.              Medical Liaison/Tyler Holmes                 1,000.00@mth.               09/26/95
M. Curtis, M.D.                Medical Director/Richardson                  5,000.00@mth.               09/07/95
Jessica Dreher                 Social Work Consult/Morehouse                50.00@hr.                   06/15/95
Forest Fmly. Practice          Medical Liaison/Lackey                       1,200.00@mth.               07/21/95
Juliana Fort,M.D.              Medical Director/Minden                      5,000.00@mth.               12/13/94
Elmo Gabbert,M.D.              Medical Liaison/Franklin                     500.00@mth.                 04/27/95
Susan Henry                    Social Work Consult/Bradley                   350.00@mth.                02/13/96
Carl Hines,M.D.                Medical Liaison/Minden                       1,000.00@mth.               02/01/95
R. Hundley,M.D.                Backup Med. Dir/Richardson                   2,500.00@mth.               09/18/95
R. Hundley,M.D.                Medical Director/Morehouse                   5,000.00@mth.               05/01/96
R. Hundley,M.D.                Med. Dir./Morehouse Partial                   2,500.00@mth.              06/03/96
V.F. Jones, M.D.               Med. Dir/Sharkey-Issaquena                   5,000.00@mth.               07/17/96
Charles Krin,M.D.              Medical Liaison/Richardson                   1,000.00@mth.               12/01/95
W. B. Larkin, M.D.             Medical Liaison/Franklin                     500.00@mth.                  04/27/95
W. A. Middleton,M.D.           Medical Liaison/Tyler Holmes                 1,000.00@mth.               09/22/95
Neuropsychiatry Assoc.         Medical Director/Bradley                     5,000.00@mth.               09/18/95
Jack Noble, M.D.               Medical Liaison/Morehouse                    500.00@mth.                 04/01/96
R. Overstreet,M.D.             Med. Dir/Aberdeen-Monroe                     5,000.00@mth.               06/17/96
Pravin Patel,M.D.              Med. Liaison/Senatobia                       1,000.00@mth.               03/25/96
Mario Pineda,M.D.              Medical Director/Franklin                    6,000.00@mth.                04/18/95
Mario Pineda,M.D.              Med. Director/Franklin Partial               2,500.00@mth.                05/01/96
Mario Pineda,M.D.              Medical Director/Lackey                      5,000.00@mth.                07/15/95
Mario Pineda,M.D.              Med. Director/Monfort Jones                  5,000.00@mth.               06/17/96
Mario Pineda,M.D.              Med. Director/Tyler Holmes                   5,000.00@mth.               09/20/95
S. Rayudu,M.D.                 Medical Director/Holly Springs                 5,000.00@mth.              02/28/96
S. Rayudu,M.D.                 Medical Dir/Senatobia                        5,000.00@mth.               03/07/96
K. Rushing,M.D.                Medical Liaison/Tyler Holmes                   1,000.00@mth.             09/27/95
S. Russell, M.D.               Med. Dir/N. Sunflower                        2,500.00@mth.               04/29/96
J.  Smith,M.D.                 Med. Liaison/Morehouse                          500.00@mth.              04/01/96
W. D. Thompson,M.D.            Med. Liason/Richardson                       1,000.00@mth.               05/01/96
J.H. Wharton,M.D.              Med. Liaison/Bradley                         1,000.00@mth.               10/15/95
K. Williams,M.D.               Med. Liaison/Holly Springs                   1,000.00@mth.               03/27/95
Cindy Brasher                  S.W. Consult/Franklin Partial                50.00@hr.                   05/01/96
Wayne Stoddard                 Social Work consult/Minden                   60.00@hr.                   12/19/94
Jane T. Wallace                Program Director Consult                     200.00@day plus
                                                                             80.00 per diem             04/30/96

                                    EXHIBIT C
                                       TO
                        ACQUISITION AGREEMENT Page 2 of 4
                            EFFECTIVE AUGUST 1, 1996

                                   AGREEMENTS
                            AS OF 8/1/96 (CONTINUED)

                  COMPANY VEHICLES - GENESIS HEALTH MGT. CORP.

        DATE      PAYEE/LOAN #                  VIN #                     VEHICLE                   AMT. FINANCED        PAYMENT
--------------------------------------------------------------------------------------------------------------------------------
1.   10/17/95     GMAC                          1GNCS1W3T2126205          Green '96 Blazer          $27,887.02           $1280.41
                  Loan #039 0310 26006

2.   10/17/95     GMAC                          1GNCS13W1T2113713         Red '96 Blazer            $26,682.46           $1225.11
                  Loan #039 0310 26007

3.   11/6/95      Chrysler Credit               2C3HC56F7TH102175         '96 Chrysler              $22,035.24           $1032.13
                  Loan #1 24311 3607740 2

4.   1/12/96      Central Bank                  JA3BP47H3PY007056         '93 Diamante              $14,500.00           $457.95
                  Loan #0032184840001

5.   1/26/96      GMAC                          1GNC513W9T2144031         '96 Blazer - Autumn       $12,899.52 (L)       $580.48
                  Lease #039-3151-28513

6.   1/26/96      GMAC                          1GNC513W6T2169601         '96 Blazer - Green        $12,899.52 (L)       $580.48
                  Lease #039-3151-28517

7.   2/5/96       Central Bank                  JM1HD4612R0308301         '94 Mazda 929             $24,500.00           $660.80
                  Loan #00132184843002

8.   3/11/96      GMAC                          1GNCS13W6T2176175         '96 Blazer - White        $13,175.28 (L)       $592.89
                  Lease #039-3151-30257


                                    EXHIBIT C
                                       TO

                        ACQUISITION AGREEMENT Page 3 of 4
                            EFFECTIVE AUGUST 1, 1996

                                   AGREEMENTS
                            AS OF 8/1/96 (CONTINUED)

                  COMPANY VEHICLES - GENESIS HEALTH MGT. CORP.

       DATE         PAYEE/LOAN #                VIN #                   VEHICLE                 AMT. FINANCED        PAYMENT
----------------------------------------------------------------------------------------------------------------------------
9.   3/11/96      GMAC                        1GNEK13R6TJ315567       '96 Tahoe - Red           $27,248.48           $1020.82
                  Loan #039-0310-29728

10.  4/12/96      Hibernia National Bank      1FTEX15N3SKB53698       95 Ford P/U               $15,600.00           $473.69
                  Loan #00110001517252

11.  4/17/96      GMAC                        1GNCS13W8T2135174       '96 Blazer- Black         $13,202.16 (L)       $594.10
                  Lease #039-3151-31042

12.  4/18/96      Central Bank                1J4FX58S6RC104149       '94 Jeep Cherokee         $16,500.00           $756.25
                  Loan #00132184843003

13.  6/19/96      GMAC                        1GNEC13R1TJ370019       '96 Chev Tahoe            $28,500.00           $624.60
                  Lease #039-3151-65678

14.  7/24/96      GMAC                        1GNEC16K7SJ318939       '95 Chev Suburban         $9,310.80 (L)        $418.99
                  Lease #                                             (Buddy)


                                    EXHIBIT C
                                       TO
                        ACQUISITION AGREEMENT Page 4 of 4
                            EFFECTIVE AUGUST 1, 1996

                                   AGREEMENTS
                            AS OF 8/1/96 (CONTINUED)

                                LEASE AGREEMENTS

Corporate Office Lease                      South Bossier Plaza Partnership             $2,800 per month
                                            c/o John C. Miciotto, M. D.
                                            5429 Highgate Hill
                                            Bossier City, LA 71111

House for Genesis Staff                     Rita Guice                                  One year lease $4200
308 E. Church St.                           112 Allis Street                            paid up to 9/30/96
Warren, Arkansas                            Warren, Arkansas 71671



Maintenance Agreement                       Minolta Business Systems                    One year $790.00
Copier Model #1080                          P. O. Box 7247-7458                         paid to 11/6/96
                                            Philadelphia, PA 19170-7458

Maintenance Agreement                       Minolta Business Systems                    One year $237.00
Fax Model #3700                             P. O. Box 7247-7458                         paid to 7/5/97
Philadelphia, PA 19170-7458


Maintenance Agreement                       Minolta Business Systems                    One year $560.00
Copier Model #4050                          P. O. Box 7247-7458                         paid to 8/31/96
                                            Philadelphia, PA 19170-7458


                                    EXHIBIT D
                                       TO
                        ACQUISITION AGREEMENT Page 1 of 2
                                EFFECTIVE 8/1/96

                         DELINQUENT ACCOUNTS RECEIVABLE
                              AS OF AUGUST 1, 1996


I.       HOLLY SPRINGS, S. E. LACKEY (SEE NOTE 1)

11.      NORTH SUNFLOWER COUNTY (SEE NOTE 2)


NOTE 1:

Mr. Joseph S. McNulty, III, Owner
Independent Healthcare Mgt. Inc., dba S. E. Lackey Memorial Hospital and Independent Healthcare Mgt. of Marshall County, Inc., dba Holly Springs Memorial Hospital


Mr. McNulty's companies, Independent Healthcare Mgt. Inc., and Independent Healthcare Management of Marshall County Inc., presently own two hospitals (S.
E. Lackey Memorial Hospital and Holly Springs Memorial Hospital, respectively). Each of those hospitals currently has an inpatient unit managed by Genesis Health Management. Mr. McNulty has recently spoken with us about opening outpatient units in those same hospitals. He is also in the process of trying to purchase Prentice Hospital in Prentice, Mississippi. If he succeeds, he has indicated that he wants to put another inpatient unit managed by Genesis in that hospital.

Mr. McNulty was delinquent 3 payments on his current hospitals last winter. He purchased those hospitals in August of 1995. On or about January of this year, the payroll tax division of the IRS assessed him for approximately $400,000 for the period before he was the sole owner of the hospitals. Since Mr. McNulty purchased the existing businesses, he became automatically liable for these taxes. Mr. McNulty approached us and asked if he could take the income that would normally pay the Genesis Health Management fee and use that income to resolve this problem with the IRS His only other alternative would have been bankruptcy. We agreed to Mr. McNulty's request if he would agree to keep Genesis current in the future. We felt that keeping two units and one prospective unit, along with two future outpatient units, was more valuable to Genesis than losing Mr. McNulty as a client. Mr. McNulty is currently up to date on all monthly payments since January.

As of August 1, 1996, we haven't received payment on the back billings. The past due amount shows up on our accounts receivables. We will establish a set repayment plan in December 1996, or if needed for tax purposes, consider a write-down of this receivable.

                                    EXHIBIT D
                                       TO
                        ACQUISITION AGREEMENT Page 2 of 2
                                EFFECTIVE 8/1/96

                         DELINQUENT ACCOUNTS RECEIVABLE
                        AS OF AUGUST 1, 1996 (CONTINUED)


NOTE 2:

North Sunflower County Hospital
Mr. Robert Crook, Administrator
Ruleville, MS


Genesis Health Management Corporation presently has an outpatient unit at the hospital in Ruleville, Mississippi (North Sunflower County Hospital). In addition, we are anticipating the opening of an outpatient unit on the hospital fiscal year end September 30, 1996. This inpatient unit has already been renovated, licensed and certified.

Due to the limited space at the North Sunflower County Hospital, the renovations required involved relocation of two departments and a large capital expenditure. Because of this large capital expenditure, Genesis Health Management has deferred the outpatient management fee for the hospital until reimbursement receivables are turned around in order that hospital cash flow not be impaired. As we discussed, former Senator Crook is extremely conservative in fiscal matters. Consequently, Genesis made the decision to carry the outpatient account receivable of North Sunflower in order to avoid jeopardizing the inpatient unit. As a practical matter, we anticipate covering the cost on this receivable in the short term, opening the inpatient unit at $65,000 per month on 9/30/96, and then collecting the outpatient receivable balance on the unit when the cost report is filed. By handling the matter in this manner, Genesis will have management contracts for two, rather than one unit, at North Sunflower, and the hospital should have no problem in paying both management fees on the revenues generated by those units.

                                                     EXHIBIT E
                                             TO ACQUISITION AGREEMENT
                                                 EFFECTIVE 8/1/96

                                           LIST OF RECORDS & INFORMATION

                                                   July 16, 1996


I acknowledge receipt of the following items:

Financial Statements for:

         December 1995
         January 1996
         February 1996
           March 1996
           April 1996
           May 1996
           June 1996

Copies of Hospital Agreements for the following hospitals:

         Aberdeen-Monroe County Hospital In-Patient Bradley County Memorial Hospital In-Patient Dardanelle Hospital Out-Patient Franklin County Memorial Hospital In-Patient Amendment to Franklin County Memorial In-Patient Franklin County Memorial Hospital Out-Patient Holly Springs Memorial Hospital In-Patient Lackey Memorial Hospital In-Patient Minden Medical Center In-Patient Amendment to Minden Medical Center In-Patient Montfort Jones Memorial Hospital In-Patient Morehouse General Hospital In-Patient Amendment to Morehouse General Hospital In-Patient
            Morehouse General Hospital Out-Patient
         North Sunflower County Hospital In-Patient
         North Sunflower County Hospital Out-Patient
         Richardson Medical Center In-Patient
         River West Medical Center Out-Patient
         Senatobia Community Hospital In-Patient
         Sharkey-Issaquena Community Hospital In-Patient
         Tyler Holmes Memorial Hospital In-Patient
         Cindy S. Brasher, Lackey Memorial Hospital

Page 2
July 16, 1996

Copies of contracts for the following consultants:

         Cindy S. Brasher, Franklin County Memorial Hospital
         Mary Cathey, Social Worker, Holly Springs Memorial Hospital
         S. Rao Chalasani, M. D., Medical Director, River West Medical Center Millard Seals Costilow, M. D., Medical Staff Liaison Physician, Tyler Holmes Memorial
         Michael Curtis, M. D., Medical Director, Richardson Medical Center Jessica Dreher, Social Worker, Morehouse General Hospital
         Forest Family Practice, Medical Staff Liaison Physician, Lackey Memorial Hospital
         Juliana M. Fort, M. D., Medical Director, Minden Medical Center
         Elmo P. Gabbert, M. D., Medical Staff Liaison Physician, Franklin County Memorial
         Susan Henry, Social Worker, Bradley County Memorial Hospital
         Carl Hines, M. D., Medical Staff Liaison Physician, Minden Medical
         Center
         J. Roderick Hundley, M. D., Backup Medical Director, Richardson Medical Center
         J. Roderick Hundley, M. D., Medical Director, Morehouse General
         Hospital
         J. Roderick Hundley, M. D., Medical Director, Morehouse General
         Hospital
         J. Roderick Hundley, M. D., Medical Director, Morehouse General Hospital Out-Patient
         Theresia Johnson, Social Worker, Tyler Holmes Memorial Hospital
         V. Faeza Jones, M. D., Medical Director, Sharkey-Issaquena Hospital Charles Krin, M. D., Medical Staff Liaison Physician, Richardson Medical Center
         William B. Larkin, M. D., Medical Staff Liaison Physician, Franklin County Memorial
         William Alfred Middleton, M. D., Medical Staff Liaison Physician, Tyler Holmes
         Neuropsychiatry Associates, Medical Director, Bradley County Memorial Hospital
         Jack Noble, M. D., Medical Staff Liaison Physician, Morehouse General Hospital
         Raymond Overstreet, M. D., Medical Director, Aberdeen-Monroe County Hospital
         Pravin Patel, M. D., Medical Staff Liaison Physician, Senatobia Community Hospital
         Mario Pineda, Medical Director, Franklin County Memorial Hospital
         Mario Pineda, Medical Director, Franklin County Memorial Hospital O/P Mario Pineda, Medical Director, Lackey Memorial Hospital
         Mario Pineda, Medical Director, Montfort Jones Memorial Hospital Subbulaxmi Rayudu, M. D., Medical Director, Holly Springs Memorial Hospital
         Subbulaxmi Rayudu, M. D., Medical Director, Senatobia Community
         Hospital
         Steven Keith Rushing, M. D., Medical Staff Liaison Physician, Tyler Holmes Memorial
         Stanley Russell, M. D., Medical Director, North Sunflower County Hospital O/P
         James M. Smith, M. D., Medical Staff Liaison Physician, Morehouse General Hospital
         Wayne F. Stoddard, Social Worker, Minden Medical Center
         William David Thompson, M. D., Medical Staff Liaison Physician, Richardson Med.
         Jane T. Wallace, Program Director Consult, Corporate Office
         J. H. Wharton, M. D., Medical Staff Liaison Physician, Bradley County Memorial
         Kenneth Williams, M. D., Medical Staff Liaison Physician, Holly Springs Memorial

Page 3
July 16, 1996


         Sample of Daily Activity Report
         Sample Medical Director Agreement
         Sample Medical Liaison Physician Agreement
         Sample Agreement
         Copy of Company Vehicle Summary
         Copy of May Bank Statement with Reconciliation Copy of June Bank Statement with Reconciliation Copy of Articles of Incorporation
         Marketing Literature Copy of Proforma given to hospital Copy of Prospective Contracts Copy of 1995 Adjusted income plus 1996 projections Copy of 1994 and 1995 Tax Return Copy of CFO Non-Compete Agreement




Exhibit A:

         Copy of GHM Officers with Address and Salaries
         Copy of GHM Employee List
         Copy of GHM Consultants List
         Name of Bank/Address with Authorized Signatures
         Copy of Holly Springs/Lackey Outstanding Balances



               Dynamic Associates, Inc.



               By:
                        Edwin J. Kaftal, Consultant
               Date:

                                    EXHIBIT F
                                       TO
                              ACQUISITION AGREEMENT
                            EFFECTIVE AUGUST 1, 1996

                              MANAGEMENT CONTRACTS
                              AS OF AUGUST 1, 1996

Aberdeen-Monroe County Hospital            In-Patient Contract dated June 10, 1996
Bradley County Memorial Hospital           In-Patient Contract dated August 22, 1995
Cumberland River Hospital                  In-Patient Contract dated July 26, 1996
                                           with letter to Mr. Don Downey
Dardanelle Hospital                        Out-Patient Contract dated May 15, 1996
                                           with Exhibit "A" and letter dated 5/13/96
Franklin County Memorial Hospital          In-Patient Contract dated April 3, 1996
                                           with Exhibit "A" and Amendment to Agreement
                                           dated 11/2/95
Franklin County Memorial Hospital          Out-Patient Contract dated May 1, 1996
Holly Springs Memorial Hospital            In-Patient Contract dated July 21, 1996
Lackey Memorial Hospital                   In-Patient Contract dated July 18, 1996
Minden Medical Center                      Out-Patient Contract dated November 15, 1994
                                           with Exhibit "A", Agreement Addendum dated
                                           11/22/95, and Second Amendment Agreement dated
                                           2/29/96
Montfort Jones Memorial Hospital           In-Patient Contract dated May 30, 1996
Morehouse General Hospital                 In-Patient Contract dated March 17, 1995,
                                           with Addendum dated March 17, 1995,
                                           with Amendment dated 4/25/95
Morehouse General Hospital                 Out-Patient Contract dated May 15, 1996
North Sunflower County Hospital            In-Patient Contract dated 12/27/95
                                           with Amendment to Agreement dated 5/15/96
North Sunflower County Hospital            Out-Patient Contract dated May 15, 1996
Richardson Medical Center                  In-Patient Contract dated May 5, 1995
River West Medical Center                  Out-Patient Contract dated August 28, 1995
                                           with letter dated July 18, 1995
Senatobia                                  Community     Hospital     In-Patient
                                           Contract  dated  March 1,  1996  with
                                           letter dated July 18, 1995
Sharkey-Issaquena Community Hospital       In-Patient Contract dated June 14, 1996
Tyler Holmes Memorial Hospital             In-Patient Contract dated August 29, 1995
Tyler Holmes Memorial Hospital             Out-Patient Contract dated July 23, 1996

                                   EXHIBIT "G"
                            TO ACQUISITION AGREEMENT
                            EFFECTIVE AUGUST 1, 1996

                            NON-COMPETITION AGREEMENT

     In consideration of the benefits to be derived by ___________ (hereinafter sometimes referred to as "Shareholder") as a result of the effectuation of that certain "Agreement and Plan of Merger" entered into by and between Genesis Health Management Corporation and Newco (the "Company") on ____________, 1996; the said Shareholder does hereby consent and agree that he will not, for a period of two (2) years from the date hereof:

     (i) attempt to cause any person, firm or corporation which is a customer of or has a contractual relationship with the Company on the date of this Agreement to terminate such relationship with the Company, and this provision shall apply regardless of whether such customer has a valid contractual arrangement with the Company;

     (ii) attempt to cause any employee of the Company to leave such employment;

     (iii)engage any person who is an employee of the Company at the time of this Agreement, or cause such person otherwise to become associated with the Shareholder or with any other person, corporation, partnership or other entity with which the Shareholder may thereafter become associated;

     (iv) engage  in  any  activity  or  perform  any  services  related  to the operation of any hospital based inpatient or outpatient geropsychiatric unit which is located within a twenty-five (25) mile radius of any similar unit managed (as of the date of termination) by the Company; provided, however, that the geographical area of restriction shall not include any area outside of the parish or county in which such Company managed unit is located; or

     (v) solicit any hospital with under two hundred (200) beds in the states of Louisiana, Arkansas and Mississippi for the purpose of providing geriatric psychiatric services to such hospitals.

          The Shareholder acknowledges that the violation of any of the provisions of this Agreement will cause irreparable loss and harm to the Company which cannot be reasonably or adequately compensated by damages in an action at law and, accordingly, agrees that the Company will be entitled to injunctive and other equitable relief to prevent or cure any breach or threatened breach thereof.

         THUS DONE AND SIGNED ON THIS _____ day of __________, 1996.


WITNESSES:                              SHAREHOLDER:

-------------------------               -----------------------

-------------------------

                      EXHIBIT "H" TO ACQUISITION AGREEMENT
                            EFFECTIVE AUGUST 1, 1996
                              EMPLOYMENT AGREEMENT

This Agreement made and entered into, effective , 1996, by and between:

     Newco, a Louisiana corporation (the "Company"), represented herein by its Chairman of the Board, duly authorized;

                                       and

     William H. Means, Jr., a resident of the full age of majority of Bossier Parish, Louisiana,

WHEREAS, an agreement has been executed whereby all stock of the Company has been transferred to Dynamic Associates, Inc. ("Dynamic"); and

WHEREAS, the Employee was a stockholder of the Company and, immediately prior to the consummation of the referenced stock transfer, was employed by and was a key executive of the Company in charge of its business and operations; and

WHEREAS, the Company desires to continue to employ the Employee, and the Employee is willing to accept such employment, on the terms and conditions hereinafter set forth;

NOW, THEREFORE, THE PARTIES AGREE AS FOLLOWS:

1. Employment. The Company hereby employs the Employee as its President, on the terms hereinafter set forth, for a period of two (2) years from the date of this Agreement, and the Employee hereby accepts such employment.

2. Duties. The Employee will render services in such executive, supervisory and general administrative capacities as the Board of Directors of the Company shall from time to time determine. Without limiting the foregoing, the Employee will act as the President and Chief Executive Office of the Company and, in that capacity, will be responsible for the supervision of the overall operations of the Company and will perform such duties, and exercise such authority, as are customarily exercised by such an officer.

     The main  office of the  Company,  which is  located at 1613  Jimmie  Davis
     Highway, Bossier City, Louisiana, will constitute the Employee's base of operations and the Employee will not be required to render services on a permanent basis outside of that location. The Employee agrees, however, to render any required services away from the main office on a temporary basis and to travel wherever the Company may reasonably require. In connection with all such trips, the Employee will be advanced, or reimbursed for, all reasonable travel and living expenses; provided that he submits appropriate documentation for such expenses satisfactory to the Company.

3. Exclusivity. The Employee will devote all of his working time to performing his duties under this Agreement, and during his employment with the company the Employee will not (i) act for his own account in any manner which is competitive with any of the business of the Company or which would interfere with the performance of his duties under this Agreement, or (ii) invest or have any financial interest, direct or indirect, in any business competitive with any of the business of the Company.

4.       Compensation.

4.1 Salary. During the first year of his employment under this Agreement, the Company will pay the Employee a salary of $100,000 per year, payable on the 1st and l5th days of each month. That salary will be increased to the sum of $112,000 per year for the second year of his employment under this Agreement.

4.2 Deductions. The Company will deduct and withhold from any compensation payable to the Employee under this Agreement such amounts as the Company is required to deduct and withhold by law.

5.       Expenses.

5.1 The Company will reimburse the Employee for all proper, normal and reasonable expenses incurred by the Employee in performing his obligations under this Agreement upon the Employee furnishing the company with satisfactory evidence of such expenditures. The Employee will not incur any unusual or major expenditures without the Company's prior written approval.

5.2 The Company will also furnish the Employee, at its expense, with a current model Chevrolet Tahoe or comparable vehicle to enable the Employee to perform his duties under this Agreement. The Company will pay all costs of insuring, maintaining and operating that vehicle. The Employee will furnish the Company with appropriate evidence of such costs.

6.       Benefits.

6.1 The Company will provide the Employee, at the company's expense, with medical, hospital and disability insurance which is not less favorable than that which it provides to any other employee of the Company.

6.2 The Employee will be entitled to 20 days vacation during each calendar year (January 1 to December 31) in addition to any holidays which the Company observes. Vacation time must be used during each calendar year and, if not used, will be forfeited. No payment will be made to Employee for unused vacation time.

6.3 The Employee's salary and other rights and benefits under this Agreement will not be suspended or terminated because the Employee is absent from work due to illness, accident or other disability; but the Company may deduct from the Employee's salary under Section 4.1 any payment received by the Employee under any disability insurance which the Company provides the Employee pursuant to Section 6.1.

7. Insurance. If the Company desires at any time or from time to time to apply for, in its own name or otherwise, but at its expense, life, health, accident or other insurance covering the Employee, the Company may do so and may take out such insurance for any sum that it deems desirable. The Employee will have no right, title or interest in or to such insurance. The Employee nevertheless will assist the Company in procuring the same by submitting from time to time to the customary medical, physical and other examinations, and by signing such applications, statements and other instruments as any reputable insurer may require.

8. Uniqueness Of Services. The Employee acknowledges that (i) the Company was acquired by Dynamic in reliance on the Employee entering into this Agreement, and (ii) that his services hereunder are of a special, unique, unusual, extraordinary and intellectual character, the loss of which cannot be reasonably or adequately compensated by damages in an action at law. Accordingly, the Company will be entitled to injunctive and other equitable relief to prevent or cure any breach or threatened breach of this Agreement by the Employee.

9.       Negative Covenants.

9.1 The Employee will not, during or after the term of this Agreement, disclose to any third person, or use or take any personal advantage of, any confidential information or any trade secret of any kind or nature obtained by him during the term hereof or during his employment by the Company.

9.2 To the full extent permitted by law, the Employee will not, for a period of two years following the termination of his employment with the Company:

     (i) attempt to cause any person, firm or corporation which is a customer of or has a contractual relationship with the Company at the time of the termination of his employment to terminate such relationship with the Company, and this provision shall apply regardless of whether such customer has a valid contractual arrangement with the Company;

     (ii) attempt to cause any employee of the Company to leave such employment;

     (iii)engage any person who was an employee of the Company at the time of the termination of his employment, or cause such person otherwise to become associated with the Employee or with any other person, corporation, partnership or other entity with which the Employee may thereafter become associated;

     (iv) engage  in  any  activity  or  perform  any  services  related  to the operation of any hospital based inpatient or outpatient geropsychiatric unit which is located within a twenty-five (25) mile radius of any similar unit managed (as of the date of termination) by the Company; provided, however, that the geographical area of restriction shall not include any area outside of the parish or county in which such Company managed unit is located; or

     (v) solicit any hospital with under two hundred (200) beds in the states of Louisiana, Arkansas and Mississippi for the purpose of providing geriatric psychiatric services to such hospitals.

9.3 The Employee acknowledges that the violation of any of the provisions of this Section 9 will cause irreparable loss and harm to the Company which cannot be reasonably or adequately compensated by damages in an action at law and, accordingly, agrees that the Company will be entitled to injunctive and other equitable relief to prevent or cure any breach or threatened breach thereof.

10.      Governing Law; Remedies

10.1 This Agreement has been executed in the State of Louisiana and shall be governed by and construed in all respects in accordance with the law of the State of Louisiana.

10.2 Expect as otherwise expressly provided in this Agreement, any dispute or claim arising under or with respect to this Agreement will be resolved by arbitration in Bossier City, Louisiana, in accordance with the Rules for Commercial Arbitration of the American Arbitration Association, before a panel of three (3) arbitrators, one appointed by the Employee, one appointed by the Company, and the third appointed by said Association. The decision or award of a majority of the arbitrators shall be final and binding upon the parties. Any arbitral award may be entered as a judgment or order in any court of competent jurisdiction.

10.3 Notwithstanding the provisions for arbitration contained in this Agreement, the Company will be entitled to injunctive and other equitable relief as provided in Sections 8 and 9.3 hereof and as any court may otherwise determine appropriate; and the Employee agrees that it will not be a defense to any request for such relief that the Company has an adequate remedy at law. For purposes of any such proceeding the Company and the Employee submit to the exclusive jurisdiction of the courts of the State of Louisiana located in the Parish of Bossier, State of Louisiana, and each agrees not to raise, and hereby waives, any objection to or defense based on the venue of any such court or on forum non conveniens.

11. Indemnity. To the extent permitted by law, the Company will indemnify the Employee against any claim or liability and will hold the Employee harmless from and pay any expenses (including, without limitation, legal fees and court costs), judgments, fines, penalties, settlements and other amounts arising out of, or in connection with, any act or omission of the Employee performed or made in good faith on behalf of the Company pursuant to his employment, regardless of negligence. The Company will not be obligated to pay the Employee's legal fees and related charges of counsel during any period that the Company furnishes, at its expense, counsel to defend the Employee; but any counsel furnished by the Company must be reasonably satisfactory to the Employee.

12. Severability Of Provisions. If any provision of this Agreement or the application of any such provision to any person or circumstance is held invalid, the remainder of this Agreement, and the application of such provision other than to the extent it is held invalid, will not be invalidated or affected thereby.

13. Waiver. No failure by either party to insist upon the strict performance of any term or condition of this Agreement, or to exercise any right or remedy available to it, will constitute a waiver of the same. No breach or default of any provision of this Agreement will be waived, altered or modified, and neither party may waive any of its rights, except by a written instrument executed by that party. No waiver of any breach or default will affect or alter any term or condition of this Agreement, and such term or condition will continue in full force and effect with respect to any other then existing or subsequent breach or default thereof.

14.      Miscellaneous.

14.1 This Agreement may be amended only by an instrument in writing signed by both the Company and the Employee.

14.2 This Agreement shall be binding upon the parties and their respective successors and assigns. The Company may, without the Employee's consent, transfer or assign any of its rights and obligations under this Agreement to any corporation which, directly or indirectly, controls or is controlled by the Company or is under common control with the Company, or to any corporation succeeding to all or a substantial portion of the Company's business and assets; provided that the Company shall not be released from an of its obligations under this Agreement, and provided further that any such transferee or assignee agrees in writing to assume all the obligations of the Company hereunder. Except as provided above, neither the Company nor the Employee may, without the other's prior written consent, transfer or assign any of its or his rights or obligations under this Agreement, and such transfer or assignment or attempt thereat without such consent shall be null and void.

14.3 All notices under or in connection with this Agreement shall be in writing and may be delivered personally or sent by mail, courier, fax, or other written means of communication to the parties at their addresses and fax numbers set forth below or to such other addresses and fax numbers as to which notice is given:

         (a) if to the Company:




         Fax:

         (b) if to the Employee:
                  William H. Means, Jr.
                  427 Highland
                  Bossier City, LA 71112
                  Fax: 318-752-2952

                  Notice will be deemed given on receipt.

14.4 Section headings are for purposes of convenient reference only and will not affect the meaning or interpretation of any provision of this Agreement.

14.5 This Agreement constitutes the entire agreement of the parties and supersedes any and all prior agreements or understanding between them.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                    Dynamic Associates, Inc.



                    By:
                    Name:                                       Date
                    Chairman of the Board



                    William H. Means, Jr.                       Date

                                    EXHIBIT I
                   TO CONTRACT FOR SALE AND PURCHASE OF STOCK
                                EFFECTIVE 8/1/96

                              EMPLOYMENT AGREEMENT
                                R. MICHAEL ASBURY

                      EXHIBIT "I" TO ACQUISITION AGREEMENT
                            EFFECTIVE AUGUST 1, 1996
                              EMPLOYMENT AGREEMENT

This Agreement made and entered into, effective , 1996, by and between:

     Newco, a Louisiana corporation ("the Company"), represented herein by its Chairman of the Board, duly authorized;

                                       and

     R. Michael Asbury, a resident of the full age of majority of County, Illinois,

WHEREAS, an agreement has been executed whereby all stock of the Company has been transferred to Dynamic Associates, Inc. ("Dynamic"); and

WHEREAS, the Employee was a key executive of the Company; and

WHEREAS, the Company desires to continue to employ the Employee, and the Employee is willing to accept such employment, on the terms and conditions hereinafter set forth;

NOW, THEREFORE, THE PARTIES AGREE AS FOLLOWS:

1. Employment. The Company hereby employs the Employee as its Financial Reimbursement Specialist, on the terms hereinafter set forth, for a period of two (2) years from the date of this Agreement, and the Employee hereby accepts such employment.

2. Duties. Employee will advise and assist hospital financial officers with respect to financial matters relating to the geropsychiatric programs managed by the Company, including assistance in the submission of periodic bills and Medicare cost reports.

     Employee's duties involve extensive travel and he agrees to travel wherever the Company may reasonably require. In connection with all such trips, the Employee will be advanced, or reimbursed for, all reasonable travel and living expenses; provided that he submits appropriate documentation for such expenses satisfactory to the Company.

3. Exclusivity. The Employee will devote all of his working time to performing his duties under this Agreement, and during his employment with the company the Employee will not (i) act for his own account in any manner which is competitive with any of the business of the Company or which would interfere with the performance of his duties under this Agreement, or (ii) invest or have any financial interest, direct or indirect, in any business competitive with any of the business of the Company.

4.       Compensation.

4.1 Salary. During the first year of his employment under this Agreement, the Company will pay the Employee a salary of $70,000 per year, payable on the 1st and l5th days of each month. That salary will be increased to the sum of $78,400 per year for the second year of his employment under this Agreement.

4.2 Deductions. The Company will deduct and withhold from any compensation payable to the Employee under this Agreement such amounts as the Company is required to deduct and withhold by law.

 5.       Expenses.

5.1 The Company will reimburse the Employee for all proper, normal and reasonable expenses incurred by the Employee in performing his obligations under this Agreement upon the Employee furnishing the company with satisfactory evidence of such expenditures. The Employee will not incur any unusual or major expenditures without the Company's prior written approval.

5.2 The Company will also furnish the Employee, at its expense, with a current model Mazda or comparable vehicle to enable the Employee to perform his duties under this Agreement. The Company will pay all costs of insuring, maintaining and operating that vehicle. The Employee will furnish the Company with appropriate evidence of such costs.

6.       Benefits.

6.1 The Company will provide the Employee, at the company's expense, with medical, hospital and disability insurance which is not less favorable than that which it provides to any other employee of the Company.

6.2 The Employee will be entitled to 20 days vacation during each calendar year (January 1 to December 31) in addition to any holidays which the Company observes. Vacation time must be used during each calendar year and, if not used, will be forfeited. No payment will be made to Employee for unused vacation time.

6.3 The Employee's salary and other rights and benefits under this Agreement will not be suspended or terminated because the Employee is absent from work due to illness, accident or other disability; but the Company may deduct from the Employee's salary under Section 4.1 any payment received by the Employee under any disability insurance which the Company provides the Employee pursuant to Section 6.1.

7. Insurance. If the Company desires at any time or from time to time to apply for, in its own name or otherwise, but at its expense, life, health, accident or other insurance covering the Employee, the Company may do so and may take out such insurance for any sum that it deems desirable. The Employee will have no right, title or interest in or to such insurance. The Employee nevertheless will assist the Company in procuring the same by submitting from time to time to the customary medical, physical and other examinations, and by signing such applications, statements and other instruments as any reputable insurer may require.

8. Uniqueness Of Services. The Employee acknowledges that (i) the Company was acquired by Dynamic in reliance on the Employee entering into this Agreement, and (ii) that his services hereunder are of a special, unique, unusual, extraordinary and intellectual character, the loss of which cannot be reasonably or adequately compensated by damages in an action at law. Accordingly, the Company will be entitled to injunctive and other equitable relief to prevent or cure any breach or threatened breach of this Agreement by the Employee.

9.       Negative Covenants.

9.1 The Employee will not, during or after the term of this Agreement, disclose to any third person, or use or take any personal advantage of, any confidential information or any trade secret of any kind or nature obtained by him during the term hereof or during his employment by the Company.

9.2 To the full extent permitted by law, the Employee will not, for a period of two years following the termination of his employment with the Company:

     (i) attempt to cause any person, firm or corporation which is a customer of or has a contractual relationship with the Company at the time of the termination of his employment to terminate such relationship with the Company, and this provision shall apply regardless of whether such customer has a valid contractual arrangement with the Company;

     (ii) attempt to cause any employee of the Company to leave such employment;

     (iii)engage any person who was an employee of the Company at the time of the termination of his employment, or cause such person otherwise to become associated with the Employee or with any other person, corporation, partnership or other entity with which the Employee may thereafter become associated; or

     (iv) engage in any activity or perform any services related to the operation of a hospital based inpatient or outpatient geropsychiatric unit within twenty- five (25) miles of any such unit managed by the Company.

9.3 The Employee acknowledges that the violation of any of the provisions of this Section 9 will cause irreparable loss and harm to the Company which cannot be reasonably or adequately compensated by damages in an action at law and, accordingly, agrees that the Company will be entitled to injunctive and other equitable relief to prevent or cure any breach or threatened breach thereof.

10.      Governing Law; Remedies

10.1 This Agreement has been executed in the State of Louisiana and shall be governed by and construed in all respects in accordance with the law of the State of Louisiana.

10.2 Expect as otherwise expressly provided in this Agreement, any dispute or claim arising under or with respect to this Agreement will be resolved by arbitration in Bossier City, Louisiana, in accordance with the Rules for Commercial Arbitration of the American Arbitration Association, before a panel of three (3) arbitrators, one appointed by the Employee, one appointed by the Company, and the third appointed by said Association. The decision or award of a majority of the arbitrators shall be final and binding upon the parties. Any arbitral award may be entered as a judgment or order in any court of competent jurisdiction.

10.3 Notwithstanding the provisions for arbitration contained in this Agreement, the Company will be entitled to injunctive and other equitable relief as provided in Sections 8 and 9.3 hereof and as any court may otherwise determine appropriate; and the Employee agrees that it will not be a defense to any request for such relief that the Company has an adequate remedy at law. For purposes of any such proceeding the Company and the Employee submit to the exclusive jurisdiction of the courts of the State of Louisiana located in the Parish of Bossier, State of Louisiana, and each agrees not to raise, and hereby waives, any objection to or defense based on the venue of any such court or on forum non conveniens.

11. Indemnity. To the extent permitted by law, the Company will indemnify the Employee against any claim or liability and will hold the Employee harmless from and pay any expenses (including, without limitation, legal fees and court costs), judgments, fines, penalties, settlements and other amounts arising out of, or in connection with, any act or omission of the Employee performed or made in good faith on behalf of the Company pursuant to his employment, regardless of negligence. The Company will not be obligated to pay the Employee's legal fees and related charges of counsel during any period that the Company furnishes, at its expense, counsel to defend the Employee; but any counsel furnished by the Company must be reasonably satisfactory to the Employee.

12. Severability Of Provisions. If any provision of this Agreement or the application of any such provision to any person or circumstance is held invalid, the remainder of this Agreement, and the application of such provision other than to the extent it is held invalid, will not be invalidated or affected thereby.

13. Waiver. No failure by either party to insist upon the strict performance of any term or condition of this Agreement, or to exercise any right or remedy available to it, will constitute a waiver of the same. No breach or default of any provision of this Agreement will be waived, altered or modified, and neither party may waive any of its rights, except by a written instrument executed by that party. No waiver of any breach or default will affect or alter any term or condition of this Agreement, and such term or condition will continue in full force and effect with respect to any other then existing or subsequent breach or default thereof.

14.      Miscellaneous.

14.1 This Agreement may be amended only by an instrument in writing signed by both the Company and the Employee.

14.2 This Agreement shall be binding upon the parties and their respective successors and assigns. The Company may, without the Employee's consent, transfer or assign any of its rights and obligations under this Agreement to any corporation which, directly or indirectly, controls or is controlled by the Company or is under common control with the Company, or to any corporation succeeding to all or a substantial portion of the Company's business and assets; provided that the Company shall not be released from an of its obligations under this Agreement, and provided further that any such transferee or assignee agrees in writing to assume all the obligations of the Company hereunder. Except as provided above, neither the Company nor the Employee may, without the other's prior written consent, transfer or assign any of its or her rights or obligations under this Agreement, and such transfer or assignment or attempt thereat without such consent shall be null and void.

14.3 All notices under or in connection with this Agreement shall be in writing and may be delivered personally or sent by mail, courier, fax, or other written means of communication to the parties at their addresses and fax numbers set forth below or to such other addresses and fax numbers as to which notice is given:

                             (a) if to the Company:





          Fax:
          (b) if to the Employee:
                   R. Michael Asbury
                   16 Buckhurst Circle
                   Bloomington, IL 61704
                   Fax: 318-752-2952

                  Notice will be deemed given on receipt.

14.4 Section headings are for purposes of convenient reference only and will not affect the meaning or interpretation of any provision of this Agreement.

14.5 This Agreement constitutes the entire agreement of the parties and supersedes any and all prior agreements or understanding between them.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                     Dynamic Associates, Inc.



                     By:
                     Name:                                       Date
                     Chairman of the Board





                     Michael Asbury                              Date

                                    EXHIBIT J
                   TO CONTRACT FOR SALE AND PURCHASE OF STOCK
                                EFFECTIVE 8/1/96

                              EMPLOYMENT AGREEMENT
                                  J.T. SIMMONS

                      EXHIBIT "J" TO ACQUISITION AGREEMENT
                            EFFECTIVE AUGUST 1, 1996
                              EMPLOYMENT AGREEMENT

This Agreement made and entered into, effective , 1996, by and between:

     Newco, a Louisiana corporation (the "Company"), represented herein by its Chairman of the Board, duly authorized;

                                       and

     J. T. Simmons, a resident of the full age of majority of County, Texas,

WHEREAS, an agreement has been executed whereby all stock of the Company has been transferred to Dynamic Associates, Inc. ("Dynamic"); and

WHEREAS, the Employee was a stockholder of the Company and, immediately prior to the consummation of the referenced stock transfer, was employed by and was a key executive of the Company in charge of its field operations; and

WHEREAS, the Company desires to continue to employ the Employee, and the Employee is willing to accept such employment, on the terms and conditions hereinafter set forth;

NOW, THEREFORE, THE PARTIES AGREE AS FOLLOWS:

1. Employment. The Company hereby employs the Employee as its Senior Vice-President for Operations, on the terms hereinafter set forth, for a period of two (2) years from the date of this Agreement, and the Employee hereby accepts such employment.

2. Duties. The Employee will render services in such executive, supervisory and general administrative capacities as the Board of Directors of the Company shall from time to time determine. Without limiting the foregoing, the Employee will act as a Senior Vice- President and Director of Operations of the Company and, in that capacity, will be responsible for the supervision of all field operations and field personnel and will perform such duties, and exercise such authority, as are customarily exercised by such an officer.

     The main  office of the  Company,  which is  located at 1613  Jimmie  Davis
     Highway, Bossier City, Louisiana, will constitute the Employee's base of operations and the Employee will not be required to render services on a permanent basis outside of that location. The Employee agrees, however, to render any required services away from the main office on a temporary basis and to travel wherever the Company may reasonably require. In connection with all such trips, the Employee will be advanced, or reimbursed for, all reasonable travel and living expenses; provided that he submits appropriate documentation for such expenses satisfactory to the Company.

3. Exclusivity. The Employee will devote all of his working time to performing his duties under this Agreement, and during his employment with the company the Employee will not (i) act for his own account in any manner which is competitive with any of the business of the Company or which would interfere with the performance of his duties under this Agreement, or (ii) invest or have any financial interest, direct or indirect, in any business competitive with any of the business of the Company.

4.       Compensation.

4.1 Salary. During the first year of his employment under this Agreement, the Company will pay the Employee a salary of $180,000 per year, payable on the 1st and l5th days of each month. That salary will be increased to the sum of $201,600 per year for the second year of his employment under this Agreement.

4.2 Deductions. The Company will deduct and withhold from any compensation payable to the Employee under this Agreement such amounts as the Company is required to deduct and withhold by law.

5.       Expenses.

5.1 The Company will reimburse the Employee for all proper, normal and reasonable expenses incurred by the Employee in performing his obligations under this Agreement upon the Employee furnishing the company with satisfactory evidence of such expenditures. The Employee will not incur any unusual or major expenditures without the Company's prior written approval.

5.2 The Company will also furnish the Employee, at its expense, with a current model Chrysler LHS or comparable vehicle to enable the Employee to perform his duties under this Agreement. The Company will pay all costs of insuring, maintaining and operating that vehicle. The Employee will furnish the Company with appropriate evidence of such costs.

6.       Benefits.

6.1 The Company will provide the Employee, at the company's expense, with medical, hospital and disability insurance which is not less favorable than that which it provides to any other employee of the Company.

6.2 The Employee will be entitled to 20 days vacation during each calendar year (January 1 to December 31) in addition to any holidays which the Company observes. Vacation time must be used during each calendar year and, if not used, will be forfeited. No payment will be made to Employee for unused vacation time.

6.3 The Employee's salary and other rights and benefits under this Agreement will not be suspended or terminated because the Employee is absent from work due to illness, accident or other disability; but the Company may deduct from the Employee's salary under Section 4.1 any payment received by the Employee under any disability insurance which the Company provides the Employee pursuant to Section 6.1.

7. Insurance. If the Company desires at any time or from time to time to apply for, in its own name or otherwise, but at its expense, life, health, accident or other insurance covering the Employee, the Company may do so and may take out such insurance for any sum that it deems desirable. The Employee will have no right, title or interest in or to such insurance. The Employee nevertheless will assist the Company in procuring the same by submitting from time to time to the customary medical, physical and other examinations, and by signing such applications, statements and other instruments as any reputable insurer may require.

8. Uniqueness Of Services. The Employee acknowledges that (i) the Company was acquired by Dynamic in reliance on the Employee entering into this Agreement, and (ii) that his services hereunder are of a special, unique, unusual, extraordinary and intellectual character, the loss of which cannot be reasonably or adequately compensated by damages in an action at law. Accordingly, the Company will be entitled to injunctive and other equitable relief to prevent or cure any breach or threatened breach of this Agreement by the Employee.

9.       Negative Covenants.

9.1 The Employee will not, during or after the term of this Agreement, disclose to any third person, or use or take any personal advantage of, any confidential information or any trade secret of any kind or nature obtained by him during the term hereof or during his employment by the Company.

9.2 To the full extent permitted by law, the Employee will not, for a period of two years following the termination of his employment with the Company:

     (i) attempt to cause any person, firm or corporation which is a customer of or has a contractual relationship with the Company at the time of the termination of his employment to terminate such relationship with the Company, and this provision shall apply regardless of whether such customer has a valid contractual arrangement with the Company;

     (ii) attempt to cause any employee of the Company to leave such employment;

     (iii)engage any person who was an employee of the Company at the time of the termination of his employment, or cause such person otherwise to become associated with the Employee or with any other person, corporation, partnership or other entity with which the Employee may thereafter become associated;

     (iv) engage  in  any  activity  or  perform  any  services  related  to the operation of any hospital based inpatient or outpatient geropsychiatric unit which is located within a twenty-five (25) mile radius of any similar unit managed (as of the date of termination) by the Company; provided, however, that the geographical area of restriction shall not include any area outside of the parish or county in which such Company managed unit is located; or

     (v) solicit any hospital with under two hundred (200) beds in the states of Louisiana, Arkansas and Mississippi for the purpose of providing geriatric psychiatric services to such hospitals.

9.3 The Employee acknowledges that the violation of any of the provisions of this Section 9 will cause irreparable loss and harm to the Company which cannot be reasonably or adequately compensated by damages in an action at law and, accordingly, agrees that the Company will be entitled to injunctive and other equitable relief to prevent or cure any breach or threatened breach thereof.

10.      Governing Law; Remedies.

10.1 This Agreement has been executed in the State of Louisiana and shall be governed by and construed in all respects in accordance with the law of the State of Louisiana.

10.2 Expect as otherwise expressly provided in this Agreement, any dispute or claim arising under or with respect to this Agreement will be resolved by arbitration in Bossier City, Louisiana, in accordance with the Rules for Commercial Arbitration of the American Arbitration Association, before a panel of three (3) arbitrators, one appointed by the Employee, one appointed by the Company, and the third appointed by said Association. The decision or award of a majority of the arbitrators shall be final and binding upon the parties. Any arbitral award may be entered as a judgment or order in any court of competent jurisdiction.

10.3 Notwithstanding the provisions for arbitration contained in this Agreement, the Company will be entitled to injunctive and other equitable relief as provided in Sections 8 and 9.3 hereof and as any court may otherwise determine appropriate; and the Employee agrees that it will not be a defense to any request for such relief that the Company has an adequate remedy at law. For purposes of any such proceeding the Company and the Employee submit to the exclusive jurisdiction of the courts of the State of Louisiana located in the Parish of Bossier, State of Louisiana, and each agrees not to raise, and hereby waives, any objection to or defense based on the venue of any such court or on forum non conveniens.

11. Indemnity. To the extent permitted by law, the Company will indemnify the Employee against any claim or liability and will hold the Employee harmless from and pay any expenses (including, without limitation, legal fees and court costs), judgments, fines, penalties, settlements and other amounts arising out of, or in connection with, any act or omission of the Employee performed or made in good faith on behalf of the Company pursuant to his employment, regardless of negligence. The Company will not be obligated to pay the Employee's legal fees and related charges of counsel during any period that the Company furnishes, at its expense, counsel to defend the Employee; but any counsel furnished by the Company must be reasonably satisfactory to the Employee.

12. Severability Of Provisions. If any provision of this Agreement or the application of any such provision to any person or circumstance is held invalid, the remainder of this Agreement, and the application of such provision other than to the extent it is held invalid, will not be invalidated or affected thereby.

13. Waiver. No failure by either party to insist upon the strict performance of any term or condition of this Agreement, or to exercise any right or remedy available to it, will constitute a waiver of the same. No breach or default of any provision of this Agreement will be waived, altered or modified, and neither party may waive any of its rights, except by a written instrument executed by that party. No waiver of any breach or default will affect or alter any term or condition of this Agreement, and such term or condition will continue in full force and effect with respect to any other then existing or subsequent breach or default thereof.

14.      Miscellaneous.

14.1 This Agreement may be amended only by an instrument in writing signed by both the Company and the Employee.

14.2 This Agreement shall be binding upon the parties and their respective successors and assigns. The Company may, without the Employee's consent, transfer or assign any of its rights and obligations under this Agreement to any corporation which, directly or indirectly, controls or is controlled by the Company or is under common control with the Company, or to any corporation succeeding to all or a substantial portion of the Company's business and assets; provided that the Company shall not be released from an of its obligations under this Agreement, and provided further that any such transferee or assignee agrees in writing to assume all the obligations of the Company hereunder. Except as provided above, neither the Company nor the Employee may, without the other's prior written consent, transfer or assign any of its or his rights or obligations under this Agreement, and such transfer or assignment or attempt thereat without such consent shall be null and void.

14.3 All notices under or in connection with this Agreement shall be in writing and may be delivered personally or sent by mail, courier, fax, or other written means of communication to the parties at their addresses and fax numbers set forth below or to such other addresses and fax numbers as to which notice is given:

          (a) if to the Company:




          Fax:


          (b) if to the Employee:
                   J. T. Simmons
                   Route 1, Box 442
                   Burkeville, TX 75932
                   Fax: 318-752-2952

                  Notice will be deemed given on receipt.

14.4 Section headings are for purposes of convenient reference only and will not affect the meaning or interpretation of any provision of this Agreement.

14.5 This Agreement constitutes the entire agreement of the parties and supersedes any and all prior agreements or understanding between them.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                    Dynamic Associates, Inc.



                    By:
                    Name:                                       Date
                             Chairman of the Board






                    J. T. Simmons                               Date

                                    EXHIBIT K

                               CONSULTING CONTRACT
                                 W.A. LUCKY, III

                      EXHIBIT "K" TO ACQUISITION AGREEMENT
                            EFFECTIVE AUGUST 1, 1996

                               CONSULTING CONTRACT



     THIS AGREEMENT AND CONTRACT made and entered into as of this ________ day of ________, 1996, by and between:

                                      NEWCO

     a corporation, organized under the laws of the State of Louisiana, herein represented by its Chairman of the Board, ________, duly authorized to act (hereinafter sometimes referred to as "Company"); and

                                 W.A. Lucky, III

     a resident of the lawful age of the State of Texas, (hereinafter sometimes referred to as "Consultant"):

who stated as follows:

     WHEREAS, Consultant was formerly employed, among other capacities, as the principal marketer of Genesis Health Management Corporation ("Genesis"); a corporation which has this date been merged into Newco; and

     WHEREAS, Company now desires to hire Consultant as an independent marketing consultant; and

     WHEREAS, Consultant desires to perform services for the Company in the above mentioned capacity;


     NOW, THEREFORE, for and in consideration of Company contracting with Consultant, and Consultant consenting to perform services for the Company, Company does by this contract retain, and Consultant does by this contract consent to perform services for Company, under the following terms:

                                       I.

     Company agrees to retain Consultant as a marketing consultant and the Consultant agrees to give his time and service to such position and to diligently and faithfully perform the work of the Company according to the advice, direction and orders of the Company's President and Board of Directors.

                                       II.

     This Consulting Contract shall be in full force and effect for a primary term of two (2) years from the date hereof.


                                      III.

     Consultant hereby covenants that he has certain experience and possesses certain skills in the marketing of the Company's business and that he is qualified to act as a marketing consultant to the Company. He further agrees to work diligently for the Company; to use his best efforts to promote the welfare of Company; and to use his knowledge and experience to promote and expand its business operations. It is understood and agreed that Consultant's primary function will be to solicit and obtain management contracts for the Company in the Company's geographical area of operations and that he will be granted broad latitude and discretion in the manner and means by which he fulfills that function.


                                       IV.

     In consideration of the services rendered by Consultant, the Company agrees to pay Consultant, during the primary term of this contract, a base fee at the rate of THIRTY THOUSAND AND 00/100 ($30,000.00) DOLLARS per month, payable on the 1st day of each month (the first payment to be due on the date of this agreement) and on the 1st day of every month thereafter, and, in addition, agrees to maintain the medical insurance policy on Consultant and his dependents which is currently in force through Genesis Health Management Corporation. Further, in order to enable Consultant to efficiently perform his designated duties, the Company agrees to furnish Consultant with an office in the Company's current principal offices at 1613 Jimmie Davis Highway, Bossier City, Louisiana and, during the period that this agreement is in effect, the use of the following company owned items:

        1995 Chevy Suburban with portable phone
        1996 Chevy Tahoe with portable phone
        Company credit card for entertainment, travel and business expenses Two (2) Beepers

     The Company agrees to pay all expenses related to the use, operation and maintenance of the same, including; without limitation, gasoline, oil and insurance.

                                       V.

     If, at any time, in the opinion of the President or Board of Directors of Company, Consultant should fail to fulfill his obligations under this agreement, the Company may terminate the same upon giving one month's written notice to Consultant of the date on which the Company elects to terminate the contract. In the event of such an early termination, the Company shall pay Consultant all consultant fees and expenses due hereunder for the period prior to such early termination date and no such fees shall be due for any periods subsequent to that date.


                                       VI.

     To the full extent permitted by law, Consultant will not, for a period of two years following the termination of his employment with the Company:

     (i) attempt to cause any person, firm or corporation which is a customer of or has a contractual relationship with the Company at the time of the termination of his employment to terminate such relationship with the Company, and this provision shall apply regardless of whether such customer has a valid contractual arrangement with the Company;

     (ii) attempt to cause any employee of the Company to leave such employment;

     (iii)engage any person who was an employee of the Company at the time of the termination of his employment, or cause such person otherwise to become associated with the Consultant or with any other person, corporation, partnership or other entity with which the Consultant may thereafter become associated;

     (iv) engage  in  any  activity  or  perform  any  services  related  to the operation of any hospital based inpatient or outpatient geropsychiatric unit which is located within a twenty-five (25) mile radius of any similar unit managed (as of the date of termination) by the Company; provided, however, that the geographical area of restriction shall not include any area outside of the parish or county in which such Company managed unit is located; or

     (v) solicit any hospital with under two hundred (200) beds in the states of Louisiana, Arkansas and Mississippi for the purpose of providing geriatric psychiatric services to such hospitals.

                                      VII.

     Consultant shall act as an independent contractor in providing any services pursuant to this Agreement. Company and Consultant agree that neither Consultant, nor any of his or her staff or assistants, shall be considered employees of Company and Consultant agrees that he will not represent or imply to any third party that Consultant is an employee of the Company. Consultant will pay in a timely manner all income taxes, FICA taxes and other taxes relating to the fees paid to Consultant by the Company pursuant to this Agreement and understands that Newco has no responsibility to pay or withhold such taxes.


                                      VIII.

     Nothing in this Agreement shall be construed to create any partnership, joint venture or similar common undertaking between the Company and Consultant, or to authorize either the Company or Consultant to act as a general or special agent of the other party in any respect.


                                       IX.

     In performing services under this Agreement, Consultant agrees to: (i) comply with all material and applicable federal, state and local laws and regulations, and (ii) comply with all applicable policies or procedures of the Company.


                                       X.

     Consultant agrees that, until the expiration of a period of four (4) years after the last date that he furnishes any services pursuant to this Agreement, Consultant will make available to the Secretary of the United States Department of Health and Human Services and the United States Comptroller General, and their duly authorized representatives, this contract and any and all books, documents and/or other records necessary to certify the nature and extent of the cost of those services.


                                       XI.

     Consultant will comply with all provisions of the law that affect Medicare reimbursement for services provided by the Company.

                                      XII.

     In addition to any other remedies it may have, Company shall have the right to enforce this Consulting Contract by obtaining an injunction or specific performance from any court of competent jurisdiction.


                                      XIII.

     This Agreement has been executed in the State of Louisiana and shall be governed by and construed in all respects in accordance with the law of the State of Louisiana.

     Expect as otherwise expressly provided in this Agreement, any dispute or claim arising under or with respect to this Agreement will be resolved by arbitration in Bossier City, Louisiana, in accordance with the Rules for Commercial Arbitration of the American Arbitration Association, before a panel of three (3) arbitrators, one appointed by the Consultant, one appointed by the Company, and the third appointed by said Association. The decision or award of a majority of the arbitrators shall be final and binding upon the parties. Any arbitral award may be entered as a judgment or order in any court of competent jurisdiction.

     Notwithstanding the provisions for arbitration contained in this Agreement, the Company will be entitled to injunctive and other equitable relief as provided herein and as any court may otherwise determine appropriate; and the Consultant agrees that it will not be a defense to any request for such relief that the Company has an adequate remedy at law. For purposes of any such proceeding the Company and Consultant submit to the exclusive jurisdiction of the courts of the State of Louisiana located in the Parish of Bossier, State of Louisiana, and each agrees not to raise, and hereby waives, any objection to or defense based on the venue of any such court or on forum non conveniens.


                                      XIV.

     If any provision of this Agreement or the application of any such provision to any person or circumstance is held invalid, the remainder of this Agreement, and the application of such provision other than to the extent it is held invalid, will not be invalidated or affected thereby.



                                       XV.

     No failure by either party to insist upon the strict performance of any term or condition of this Agreement, or to exercise any right or remedy available to it, will constitute a waiver of the same. No breach or default of any provision of this Agreement will be waived, altered or modified, and neither party may waive any of its rights, except by a written instrument executed by that party. No waiver of any breach or default will affect or alter any term or condition of this Agreement, and such term or condition will continue in full force and effect with respect to any other then existing or subsequent breach or default thereof.


                                      XVI.

     This Agreement may be amended only by an instrument in writing signed by both the Company and Consultant.

     This Agreement shall be binding upon the parties and their respective successors and assigns. The Company may, without Consultant's consent, transfer or assign any of its rights and obligations under this Agreement to any corporation which, directly or indirectly, controls or is controlled by the Company or is under common control with the Company, or to any corporation succeeding to all or a substantial portion of the Company's business and assets; provided that the Company shall not be released from any of its obligations under this Agreement and, provided further, that any such transferee or assignee agrees in writing to assume all the obligations of the Company hereunder. Except as provided above, neither the Company nor Consultant may, without the other's prior written consent, transfer or assign any of its or his rights or obligations under this Agreement, and such transfer or assignment or attempt thereat without such consent shall be null and void.

     All notices under or in connection with this Agreement shall be in writing and may be delivered personally or sent by mail, courier, fax, or other written means of communication to the parties at their addresses and fax numbers set forth below or to such other addresses and fax numbers as to which notice is given:


                         (a) if to the Company:
                         ---------------------
                            ---------------------
                         ---------------------
                         Fax:

                         (b) if to the Consultant:
                         W.A. Lucky, III
                         151 Lucky Lane
                         Bossier City, LA 71112
                         Fax: 318-752-2952

                  Notice will be deemed given on receipt.

     This Agreement constitutes the entire agreement of the parties and supersedes any and all prior agreements or understandings between them.

     IN WITNESS WHEREOF, this instrument is executed on the day, month, and year set forth hereinabove.

WITNESSES:                         NEWCO:

                                    By:
                              Chairman of the Board



                                    CONSULTANT:


                                 W.A. Lucky, III